AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 2003

REGISTRATION NO. 333-109426

REGISTRATION NOS. 333-109426-1 THROUGH 333-109426-261

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sonic Automotive, Inc.*

(Exact Name of Registrant as Specified in its Charter)

Delaware	5511	56-2010790
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5401 East Independence Boulevard

P.O. Box 18747

Charlotte, North Carolina 28212

Telephone: (704) 566-2400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Stephen K. Coss

Vice President and General Counsel

5401 East Independence Boulevard

P.O. Box 18747

Charlotte, North Carolina 28212

Telephone: (704) 566-2400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Barney Stewart III, Esq.

Thomas H. O’Donnell, Jr., Esq.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

Telephone: (704) 331-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The Registrant and the Additional Registrants named below hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and the Additional Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective in such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*	Information regarding additional registrants is contained in the “Table of Additional Registrants ” beginning on the following page.

TABLE OF ADDITIONAL REGISTRANTS

Subsidiary	State of Organization	IRS Employer ID No.
ADI of the Southeast LLC	South Carolina	Not Applicable
Arngar, Inc.	North Carolina	56-1063712
AnTrev, LLC	North Carolina	20-0150219
Autobahn, Inc.	California	94-3124481
Avalon Ford, Inc.	Delaware	95-3560286
Capitol Chevrolet and Imports, Inc.	Alabama	63-1204447
Casa Ford of Houston, Inc.	Texas	76-0430684
Cobb Pontiac Cadillac, Inc.	Alabama	63-1012553
FA Service Corporation	California	94-3285891
FAA Auto Factory, Inc.	California	94-3285893
FAA Beverly Hills, Inc.	California	95-4673054
FAA Capitol F, Inc.	California	94-3350030
FAA Capitol N, Inc.	California	64-3279958
FAA Concord H, Inc.	California	94-3264558
FAA Concord N, Inc.	California	94-3266151
FAA Concord T, Inc.	California	94-1730939
FAA Dublin N, Inc.	California	94-3267515
FAA Dublin VWD, Inc.	California	94-3267514
FAA Holding Corp.	California	94-3338764
FAA Las Vegas H, Inc.	Nevada	94-3330754
FAA Marin D, Inc.	California	94-3320521
FAA Marin F, Inc.	California	95-4746388
FAA Marin LR, Inc.	California	94-3345066
FAA Monterey F, Inc.	California	Not Applicable
FAA Poway D, Inc.	California	94-3264557
FAA Poway G, Inc.	California	33-0792049
FAA Poway H, Inc.	California	94-3265895
FAA Poway T, Inc.	California	94-3266152
FAA San Bruno, Inc.	California	94-3264556
FAA Santa Monica V, Inc.	California	95-4746387
FAA Serramonte H, Inc.	California	94-3293588
FAA Serramonte L, Inc.	California	94-3264555
FAA Serramonte, Inc.	California	94-3264554
FAA Stevens Creek, Inc.	California	94-3264553
FAA Torrance CPJ, Inc.	California	95-4746385
FirstAmerica Automotive, Inc.	Delaware	88-0206732
Fort Mill Ford, Inc.	South Carolina	62-1289609
Fort Myers Collision Center, LLC	Florida	59-3659948
Franciscan Motors, Inc.	California	77-0112132
Frank Parra Autoplex, Inc.	Texas	75-1364201
Freedom Ford, Inc.	Florida	59-2214873
Frontier Oldsmobile-Cadillac, Inc.	North Carolina	56-1621461
HMC Finance Alabama, Inc.	Alabama	56-2198417
Kramer Motors Incorporated	California	95-2092777
L Dealership Group, Inc.	Texas	94-1719069
Marcus David Corporation	North Carolina	56-1708384
Massey Cadillac, Inc.	Tennessee	62-1434905
Massey Cadillac, Inc.	Texas	75-2651186
Mountain States Motors Co., Inc.	Colorado	84-1172557
Philpott Motors, Ltd.	Texas	76-0608365

Riverside Nissan, Inc.	Oklahoma	73-1079837
Royal Motor Company, Inc.	Alabama	63-1012554
Santa Clara Imported Cars, Inc.	California	94-1705756
Smart Nissan, Inc.	California	94-3256136
Sonic Agency, Inc.	Michigan	30-0085765
Sonic – Ann Arbor Imports, Inc.	Michigan	20-0073215
Sonic Automotive – Bondesen, Inc.	Florida	59-3552436
Sonic Automotive of Chattanooga, LLC	Tennessee	62-1708471
Sonic Automotive – Clearwater, Inc.	Florida	59-3501017
Sonic Automotive Collision Center of Clearwater, Inc.	Florida	59-3501024
Sonic Automotive F&I, LLC	Nevada	88-0444271
Sonic Automotive of Georgia, Inc.	Georgia	58-2399219
Sonic Automotive of Nashville, LLC	Tennessee	62-1708481
Sonic Automotive of Nevada, Inc.	Nevada	88-0378636
Sonic Automotive Servicing Company, LLC	Nevada	88-0443690
Sonic Automotive of Tennessee, Inc.	Tennessee	62-1710960
Sonic Automotive of Texas, L.P.	Texas	78-0586658
Sonic Automotive West, LLC	Nevada	88-0444344
Sonic Automotive – 1307 N. Dixie Hwy., NSB, Inc.	Florida	59-3523302
Sonic Automotive – 1400 Automall Drive, Columbus, Inc.	Ohio	31-1604259
Sonic Automotive – 1455 Automall Drive, Columbus, Inc.	Ohio	31-1604276
Sonic Automotive – 1495 Automall Drive, Columbus, Inc.	Ohio	31-1604281
Sonic Automotive – 1500 Automall Drive, Columbus, Inc.	Ohio	31-1604285
Sonic Automotive – 1720 Mason Ave., DB, Inc.	Florida	59-3523303
Sonic Automotive – 1720 Mason Ave., DB, LLC	Florida	57-1072509
Sonic Automotive – 1919 N. Dixie Hwy., NSB, Inc.	Florida	59-3523301
Sonic Automotive – 21699 U.S. Hwy 19 N., Inc.	Florida	59-3501021
Sonic Automotive – 241 Ridgewood Ave., HH, Inc.	Florida	59-3523304
Sonic Automotive – 2424 Laurens Rd., Greenville, Inc.	South Carolina	58-2384994
Sonic Automotive – 2490 South Lee Highway, LLC	Tennessee	62-1708486
Sonic Automotive – 2752 Laurens Rd., Greenville, Inc.	South Carolina	58-2384996
Sonic Automotive – 3401 N. Main, TX, L.P.	Texas	76-0586794
Sonic Automotive – 3700 West Broad Street, Columbus, Inc.	Ohio	31-1604296
Sonic Automotive – 3741 S. Nova Rd., PO, Inc.	Florida	59-3532504
Sonic Automotive – 4000 West Broad Street, Columbus, Inc.	Ohio	31-1604301
Sonic Automotive – 4701 I-10 East, TX, L.P.	Texas	76-0586659
Sonic Automotive – 5221 I-10 East, TX, L.P.	Texas	76-0586795
Sonic Automotive – 5260 Peachtree Industrial Blvd., LLC	Georgia	62-1716095
Sonic Automotive – 5585 Peachtree Industrial Blvd., LLC	Georgia	58-2459799
Sonic Automotive – 6008 N. Dale Mabry, FL, Inc.	Florida	59-3535965
Sonic Automotive – 6025 International Drive, LLC	Tennessee	62-1708490
Sonic Automotive – 9103 E. Independence, NC, LLC	North Carolina	56-2103562
Sonic – 2185 Chapman Rd., Chattanooga, LLC	Tennessee	56-2126660
Sonic – Bethany H, Inc.	Oklahoma	73-1620712
Sonic – Buena Park H, Inc.	California	33-0978079
Sonic – Cadillac D, L.P.	Texas	46-0476882
Sonic – Calabasas A, Inc.	California	73-1642537
Sonic – Calabasas V, Inc.	California	76-0728573
Sonic – Camp Ford, L.P.	Texas	76-0613472
Sonic – Capital Chevrolet, Inc.	Ohio	31-0743366
Sonic – Capitol Cadillac, Inc.	Michigan	38-3642334
Sonic – Capitol Imports, Inc.	South Carolina	16-1616391
Sonic – Carrollton V, L.P.	Texas	75-2896744
Sonic – Carson F, Inc.	California	75-2989450

Sonic – Carson LM, Inc.	California	73-1626525
Sonic – Chattanooga D East, LLC	Tennessee	56-2220962
Sonic – Classic Dodge, Inc.	Alabama	56-2139902
Sonic – Clear Lake Volkswagen, L.P.	Texas	11-3694324
Sonic – Coast Cadillac, Inc.	California	95-4711579
Sonic – Crest Cadillac, LLC	Tennessee	62-1708483
Sonic – Crest H, LLC	Tennessee	62-1708487
Sonic – Denver T, Inc.	Colorado	75-3092054
Sonic – Denver Volkswagen, Inc.	Colorado	Not Applicable
Sonic Development, LLC	North Carolina	56-2140030
Sonic – Downey Cadillac, Inc.	California	73-1626782
Sonic – Dublin M, Inc.	California	42-1591184
Sonic – Englewood M, Inc.	Colorado	73-1627281
Sonic eStore, Inc.	North Carolina	01-0689836
Sonic – FM Automotive, LLC	Florida	59-3535971
Sonic – FM, Inc.	Florida	65-0938819
Sonic – FM VW, Inc.	Florida	65-0938821
Sonic – Fort Mill Chrysler Jeep, Inc.	South Carolina	56-2044964
Sonic – Fort Mill Dodge, Inc.	South Carolina	58-2285505
Sonic – Fort Worth T, L.P	Texas	75-2897202
Sonic – Frank Parra Autoplex, L.P.	Texas	82-0552132
Sonic-Freeland, Inc.	Florida	65-0938812
Sonic – Global Imports, L.P.	Georgia	58-2436174
Sonic-Glover, Inc.	Oklahoma	74-2936323
Sonic – Harbor City H, Inc.	California	95-4876347
Sonic – Houston V, L.P.	Texas	76-0684038
Sonic – Integrity Dodge LV, LLC	Nevada	88-0430677
Sonic – Jersey Village Volkswagen, L.P.	Texas	42-1597939
Sonic – LS, LLC	Delaware	68-0510218
Sonic – LS Chevrolet, L.P.	Texas	76-0594652
Sonic – Lake Norman Chrysler Jeep, LLC	North Carolina	56-2044997
Sonic – Lake Norman Dodge, LLC	North Carolina	56-2044965
Sonic – Las Vegas C East, LLC	Nevada	88-0470273
Sonic – Las Vegas C West, LLC	Nevada	88-0470284
Sonic – Lloyd Nissan, Inc.	Florida	59-3560057
Sonic – Lloyd Pontiac – Cadillac, Inc.	Florida	59-3560058
Sonic – Lone Tree Cadillac, Inc.	Colorado	75-2994986
Sonic – Lute Riley, L. P.	Texas	75-2812871
Sonic – Manhattan Fairfax, Inc.	Virginia	52-2173072
Sonic – Manhattan Waldorf, Inc.	Maryland	52-2172032
Sonic – Massey Cadillac, L.P.	Texas	46-0465823
Sonic – Massey Chevrolet, Inc.	California	73-1626792
Sonic – Massey Pontiac Buick GMC, Inc.	Colorado	71-0868348
Sonic – Mesquite Hyundai, L.P.	Texas	75-3090092
Sonic Momentum VWA, L.P.	Texas	20-0163368
Sonic – Montgomery FLM, Inc.	Alabama	56-2169250
Sonic – Newsome Chevrolet World, Inc.	South Carolina	57-1077344
Sonic – Newsome of Florence, Inc.	South Carolina	57-1077343
Sonic – North Cadillac, Inc.	Florida	65-0938818
Sonic – North Charleston, Inc.	South Carolina	58-2460639
Sonic – North Charleston Dodge, Inc.	South Carolina	58-2479700
Sonic – Oklahoma T, Inc.	Oklahoma	46-0487821
Sonic Peachtree Industrial Blvd., L.P.	Georgia	56-2089761
Sonic – Plymouth Cadillac, Inc.	Michigan	30-0040929

Sonic – Reading, L.P.	Texas	76-0605765
Sonic Resources, Inc.	Nevada	88-0508574
Sonic – Richardson F, L.P.	Texas	75-2901775
Sonic – Riverside, Inc.	Oklahoma	73-1574888
Sonic – Riverside Auto Factory, Inc.	Oklahoma	73-1591124
Sonic – Rockville Imports, Inc.	Maryland	52-2172034
Sonic – Rockville Motors, Inc.	Maryland	52-2172033
Sonic – Sam White Nissan, L.P.	Texas	76-0597722
Sonic – Sam White Oldsmobile, L.P.	Texas	76-0597723
Sonic – Sanford Cadillac, Inc.	Florida	01-0595473
Sonic – Serramonte I, Inc.	California	81-0575704
Sonic – Shottenkirk, Inc.	Florida	56-3575773
Sonic – South Cadillac, Inc.	Florida	Not Applicable
Sonic – Stevens Creek B, Inc.	California	94-2261540
Sonic – Stone Mountain Chevrolet, L.P.	Georgia	03-0447179
Sonic – Superior Oldsmobile, LLC	Tennessee	56-2122487
Sonic of Texas, Inc.	Texas	78-0586661
Sonic – University Park A, L.P.	Texas	75-2963437
Sonic – Volvo LV, LLC	Nevada	88-0437180
Sonic – West Covina T, Inc.	California	95-4876089
Sonic – West Reno Chevrolet, Inc.	Oklahoma	73-1618268
Sonic – Williams Buick, Inc.	Alabama	63-1213085
Sonic – Williams Cadillac, Inc.	Alabama	63-1213084
Sonic – Williams Imports, Inc.	Alabama	63-1213083
Sonic – Williams Motors, LLC	Alabama	63-1213161
Speedway Chevrolet, Inc.	Oklahoma	73-1590233
Stevens Creek Cadillac, Inc.	California	77-0093380
Town and Country Ford, Incorporated	North Carolina	56-0887416
Town and Country Ford of Cleveland, LLC	Tennessee	62-1708484
Town and Country Jaguar, LLC	Tennessee	62-1708491
Transcar Leasing, Inc.	California	94-2713550
Village Imported Cars, Inc.	Maryland	52-0896186
Windward, Inc.	Hawaii	94-2659042
Wrangler Investments, Inc.	Oklahoma	73-1593440
Z Management, Inc.	Colorado	84-1172797
SRE Alabama – 2, LLC	Alabama	56-2202484
SRE Alabama – 3, LLC	Alabama	56-2206042
SRE Alabama – 4, LLC	Alabama	87-0696606
SRE Alabama – 5, LLC	Alabama	20-0162209
SRealEstate Arizona – 1, LLC	Arizona	86-0996112
SRealEstate Arizona – 2, LLC	Arizona	88-0468215
SRealEstate Arizona – 3, LLC	Arizona	88-0468217
SRealEstate Arizona – 4, LLC	Arizona	88-0468213
SRealEstate Arizona – 5, LLC	Arizona	86-1063441
SRealEstate Arizona – 6, LLC	Arizona	42-1591193
SRealEstate Arizona – 7, LLC	Arizona	20-0150251
SRE California – 1, LLC	California	74-3040427
SRE California – 2, LLC	California	74-3040911
SRE California – 3, LLC	California	45-0475638
SRE California – 4, LLC	California	74-3041078
SRE California – 5, LLC	California	47-0861563
SRE California – 6, LLC	California	41-2038013
SRE Colorado – 1, LLC	Colorado	87-0696649
SRE Colorado – 2, LLC	Colorado	87-0696643

SRE Colorado – 3, LLC	Colorado	20-0150257
SRE Florida – 1, LLC	Florida	58-2560889
SRE Florida – 2, LLC	Florida	58-2560900
SRE Florida – 3, LLC	Florida	58-2560868
SRE Georgia – 1, L.P.	Georgia	58-2560891
SRE Georgia – 2, L.P.	Georgia	58-2555514
SRE Georgia – 3, L.P.	Georgia	58-2554985
SRE Holding, LLC	North Carolina	56-2198745
SRE Maryland – 1, LLC	Maryland	20-0162227
SRE Maryland – 2, LLC	Maryland	20-0162236
SRE Michigan – 1, LLC	Michigan	32-0011075
SRE Michigan – 2, LLC	Michigan	32-0011077
SRE Michigan – 3, LLC	Michigan	32-0011078
SRE Nevada – 1, LLC	Nevada	88-0468209
SRE Nevada – 2, LLC	Nevada	88-0465280
SRE Nevada – 3, LLC	Nevada	88-0465279
SRE Nevada – 4, LLC	Nevada	68-0552010
SRE Nevada – 5, LLC	Nevada	73-1638705
SRE North Carolina – 1, LLC	North Carolina	20-0162253
SRE North Carolina – 2, LLC	North Carolina	20-0162267
SRE North Carolina – 3, LLC	North Carolina	20-0162281
SRE Oklahoma – 1, LLC	Oklahoma	20-0150172
SRE Oklahoma – 2, LLC	Oklahoma	87-0696541
SRE Oklahoma – 3, LLC	Oklahoma	87-0696522
SRE Oklahoma – 4, LLC	Oklahoma	20-0150244
SRE Oklahoma – 5, LLC	Oklahoma	20-0150266
SRE South Carolina – 2, LLC	South Carolina	58-2560892
SRE South Carolina – 3, LLC	South Carolina	54-2106363
SRE South Carolina – 4, LLC	South Carolina	03-0431822
SRE Tennessee – 1, LLC	Tennessee	56-2200186
SRE Tennessee – 2, LLC	Tennessee	56-2202429
SRE Tennessee – 3, LLC	Tennessee	56-2202479
SRE Tennessee – 4, LLC	Tennessee	20-0162289
SRE Tennessee – 5, LLC	Tennessee	20-0162295
SRE Tennessee – 6, LLC	Tennessee	20-0162304
SRE Tennessee – 7, LLC	Tennessee	20-0162314
SRE Tennessee – 8, LLC	Tennessee	20-0162318
SRE Tennessee – 9, LLC	Tennessee	20-0162324
SRE Texas – 1, L.P.	Texas	74-2962385
SRE Texas – 2, L.P.	Texas	74-2963860
SRE Texas – 3, L.P.	Texas	74-2963859
SRE Texas – 4, L.P.	Texas	45-0474729
SRE Texas – 5, L.P.	Texas	77-0589837
SRE Texas – 6, L.P.	Texas	90-0079415
SRE Texas – 7, L.P.	Texas	33-1001169
SRE Texas – 8, L.P.	Texas	82-0540594
SRE Virginia – 1, LLC	Virginia	52-2252370
SRE Virginia – 2, LLC	Virginia	20-0162340

The primary standard industrial classification of all of the additional registrants is 5511. The principal executive offices of all of the additional registrants is 5401 East Independence Boulevard, Charlotte, North Carolina 28212. Their telephone number is (704) 566-2400.

PROSPECTUS

Offer to Exchange

Registered 8 5/8% Senior Subordinated Notes Due 2013, Series B

For All of Our Outstanding

Unregistered 8 5/8% Senior Subordinated Notes Due 2013, Series A

•	We are offering to exchange new registered 8 5/8% Senior Subordinated Notes Due 2013, Series B for all of our outstanding unregistered 8 5/8% Senior Subordinated Notes Due 2013, Series A.

•	The terms of the Series B notes will be identical in all material respects to the Series A notes except for certain transfer restrictions and registration rights relating to the Series A notes, and the right of the holders of Series A notes to receive additional interest under certain circumstances relating to the timing of this exchange offer.

•	If all of the Series A notes are exchanged for Series B notes in this exchange offer, we will have a single series of registered notes outstanding with an aggregate principal amount of $200.0 million.

•	We will not receive any proceeds from this exchange offer.

•	This exchange offer expires at 5:00 p.m., New York City time, on December 5, 2003, unless we extend it.

•	You should carefully review the procedures for tendering Series A notes under the caption “The Exchange Offer” beginning on page 17 of this prospectus. If you do not comply with these procedures, we are not obligated to exchange your Series A notes for Series B notes.

•	If you currently hold Series A notes and fail to validly tender them, then you will continue to hold unregistered Series A notes and your ability to transfer them will be subject to transfer restrictions, which could adversely affect your ability to transfer Series A notes.

•	The Series A notes were issued in a private offering on August 12, 2003. When issued, the Series B notes will be registered under the Securities Act of 1933, as amended, and will contain no legends restricting their transfer.

•	Although the Series B notes will be registered, we do not intend to list them on any securities exchange and, consequently, do not anticipate an active public market for the Series B notes.

Both acceptance and rejection of this exchange offer involve risks. Some of the risks associated with the exchange offer and an investment in the Series B notes offered through this prospectus are described under the caption “ Risk Factors” beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2003

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere in, or incorporated by reference into, this prospectus. Because this is a summary, it is not complete and does not include all of the information that may be important to you. You should read this entire prospectus and the documents that we incorporate by reference before deciding whether to participate in the exchange.

Sonic Automotive, Inc. is one of the largest automotive retailers in the United States. As of September 30, 2003, we operated 192 dealership franchises, representing 38 different brands of cars and light trucks at 150 locations, and 42 collision repair centers in 15 states. Our dealerships provide comprehensive services including sales of both new and used cars and light trucks, sales of replacement parts, performance of vehicle maintenance, warranty, paint and collision repair services, and arrangement of extended warranty contracts, financing and insurance (“F&I”) for our customers. Our brand diversity allows us to offer a broad range of products at a wide range of prices from lower priced, or economy vehicles, to luxury vehicles. We believe that this diversity reduces the risk of changes in customer preferences, product supply shortages and aging products. In addition, although vehicle sales are cyclical and are affected by many factors, including general economic conditions, consumer confidence, levels of discretionary personal income, interest rates, manufacturer’s incentives and available credit, our parts, service and collision repair services are not closely tied to vehicle sales and are not dependent upon near-term vehicle sales volume. As a result, we believe the diversity of these products and services reduces the risk of periodic economic downturns.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “SAH.” Our principal executive offices are located at 5401 East Independence Blvd., Charlotte, North Carolina 28212, telephone (704) 566-2400. We were incorporated in Delaware in 1997.

Recent Events

On September 10, 2003, we redeemed all of our outstanding 11% senior subordinated notes due 2008 with the net proceeds from our private offering of 8 5/8% senior subordinated notes due 2013, Series A, and borrowings under our credit facility. We paid $194.6 million to redeem the 11% senior subordinated notes due 2008, which included the outstanding principal amount, accrued interest and the redemption premium of 5.5%.

The Exchange Offer

Securities to be exchanged

On August 12, 2003, we issued $200.0 million in aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2013, Series A in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to complete this exchange offer within 180 days of the issuance of the Series A notes. As of the date of this prospectus, there is $200.0 million in aggregate principal amount of Series A notes outstanding.

The Exchange Offer

We are offering to exchange all of our outstanding Series A notes for a like principal amount of our registered 8 5/8% Senior Subordinated Notes due 2013, Series B. The terms of the Series B notes will be identical in all material respects to the Series A notes. The Series A notes are currently governed by the terms of an indenture dated as of August 12, 2003. The Series B notes will be governed by the terms of the same indenture.

Resales of Series B notes without further registration; prospectus delivery

Based on Commission staff interpretations given to other, unrelated issuers in other exchange offers, we believe that holders of the Series B notes who are not broker-dealers, can offer for resale, resell and otherwise transfer the Series B notes without complying with the registration and prospectus delivery requirements of the Securities Act, if:

•	you acquire the Series B notes in the exchange offer in the ordinary course of your business;
•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the Series B notes; and
•	you are not an “affiliate” of Sonic, as defined in Rule 405 under of the Securities Act.

By executing or agreeing to the terms of the letter of transmittal related to this offering, you are representing to us that you satisfy each of these conditions. If you do not satisfy these conditions and you transfer the Series B notes issued to you in the exchange offer without delivering a prospectus that meets the requirements of the Securities Act or without qualifying for an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We will not indemnify you against any Securities Act liability you may incur.

We will not seek a Commission staff interpretation in connection with our exchange offer. We cannot assure you that the Commission staff would make a similar interpretation with respect to our exchange offer.

Restrictions on resales by broker-dealers

Under the Securities Act, each broker-dealer that receives registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the registered notes. A broker-dealer may use this prospectus in connection with any resale of the Series B notes received in the exchange offer for a period of 180 days after the end of the exchange offer.

Expiration date; extension of tender period; termination; and amendment

This exchange offer will expire at 5:00 p.m. New York City time on December 5, 2003, unless we extend it. You must tender your outstanding Series A notes prior to this time, if you want to participate in the exchange offer. We may terminate the exchange offer in the event of circumstances described on page 17 under the caption “Exchange Offer”. We have the right to amend any of the terms of the exchange offer subject to our obligations under the registration rights agreement.

Conditions to the exchange offer	The exchange offer is subject to various conditions. All conditions must be satisfied or waived prior to the expiration of the exchange offer.

Procedures for tendering Series A notes	A holder who wishes to tender Series A notes in the exchange offer must do either of the following by 5:00 p.m., New York City time, on or prior to the expiration date:

•	properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver that letter of transmittal and other required documents to the exchange agent at the address listed below under “Exchange Agent” on or before the expiration date; or

•	if the Series A notes are tendered under the book-entry transfer procedures described below, transmit to the exchange agent on or before the expiration date an agent’s message.

In addition, one of the following must occur by 5:00 p.m., New York City time, on or prior to the expiration date:

•	the exchange agent must receive certificates representing your Series A notes, along with the letter of transmittal, on or before the expiration date; or

•	the exchange agent must receive a timely confirmation of book-entry transfer of the Series A notes into the exchange agent’s account at DTC under the procedure for book-entry transfers described below, along with the letter of transmittal or a properly transmitted agent’s message, on or before the expiration date; or

•	the holder must comply with the guaranteed delivery procedures described below.

Do not send letters of transmittal or certificates representing Series A notes to us or DTC. Send these documents only to the exchange agent.

Special procedures for beneficial owners

If you own a beneficial interest in Series A notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your interest in the Series A notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with the procedures for tendering Series A notes described in this prospectus and the letter of transmittal.

Guaranteed delivery procedures for tendering Series A notes

If you cannot deliver any necessary documentation or comply with the applicable procedures under DTC standard operating procedures for electronic tenders on or before the expiration date, you may tender your Series A notes according to the guaranteed delivery procedures set forth under the caption “Exchange Offer—Guaranteed Delivery Procedures.”

Exchange offer; registration rights

Under a registration rights agreement executed as part of the sale of the Series A notes, we and the guarantors agreed to use our reasonable best efforts to exchange the Series A notes for Series B notes registered under the Securities Act on or prior to 180 days after the issue date of the Series A notes; or file under certain circumstances a shelf registration statement to cover resales of the Series A notes and to cause the registration statement to be declared effective by the Commission. If we fail to satisfy these obligations, we have agreed to pay liquidated damages (in the form of additional interest) to holders of the Series A notes under certain circumstances. See “Exchange Offer.”

This exchange offer is intended to satisfy our obligations under the registration rights agreement. If you are eligible to participate in the exchange offer and do not tender your Series A notes, you will not be entitled to any exchange or registration rights with respect to the Series A notes except in limited circumstances.

Withdrawal

Your tender of Series A notes pursuant to this exchange offer may be withdrawn at any time before the exchange offer expires. Withdrawals may not be rescinded. If you change your mind again, you may tender your Series A notes again by following the exchange offer procedures before the exchange offer expires.

Accrued interest

Interest on the Series B notes will accrue from the most recent interest payment date on which interest was paid on the Series A notes or, if no interest has been paid on the Series A notes, from August 12, 2003.

Delivery of Series B notes

We will deliver Series B notes by book-entry transfer as soon as reasonably practicable after acceptance of the Series A notes. If we do not accept any of your outstanding Series A notes for exchange, we will return them to you as promptly as practicable after the expiration or termination of the exchange offer without any expense to you.

No appraisal rights

No appraisal rights are available to holders of Series A notes in connection with the exchange offer. If you do not tender your Series A notes or we reject your tender, you will not be entitled to any further registration rights under the registration rights agreement except under limited circumstances. Your unexchanged notes will, however, remain outstanding and entitled to the benefits of the indenture.

Material United States federal income tax considerations

Your exchange of Series A notes for Series B notes should not be a taxable exchange for United States federal income tax purposes. You should not recognize any taxable gain or loss or any interest income as result of the exchange.

Exchange agent	U.S. Bank National Association

Legal requirements to exchange offer

There are no federal or state regulatory requirements that must be complied with in connection with the exchange offer, other than registration under the Securities Act of the Series B notes and the related guarantees.

Use of proceeds	We will not receive any cash proceeds from the issuance of the Series B notes.

Legal limitation	We are not making any offer to sell, nor are we soliciting any offer to buy, securities in any jurisdiction in which the offer or sale is not permitted.

Summary of the Series B notes

The following is a brief summary of certain terms of the Series B notes. For a more complete description of the terms of the Series B notes, see “Description of Notes” in this prospectus.

Issuer	Sonic Automotive, Inc.

Notes offered

$200.0 million aggregate principal amount of 8 5/8% senior subordinated notes due 2013, Series B. The terms of these notes will be identical in all material respects to the Series A notes and will vote as a single class for purposes of taking actions and exercising rights under the indenture.

Interest rate	The Series B notes will bear interest at a rate of 8 5/8% per annum.

Interest payment dates	Semi-annually in cash in arrears on February 15 and August 15 commencing on February 15, 2004.

Maturity	August 15, 2013.

Guarantees

The Series B notes will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis by all of our operative domestic subsidiaries. Future subsidiaries may also be required to guarantee the Series B notes. However, the guarantees will rank behind all of the senior debt of those subsidiaries.

Ranking	The Series B notes and the guarantees will be unsecured senior subordinated obligations. Accordingly, they will rank:

•	behind all of our and the guarantors’ existing and future senior debt, whether or not secured, and effectively subordinated to the obligations of our non-guarantor subsidiaries;

•	equally with all of our and the guarantors’ existing and future senior subordinated obligations that do not expressly provide that they are subordinated to the Series B notes and will be effectively senior to all of our debt that is not guaranteed by our subsidiaries; and

•	ahead of any of our and the guarantors’ existing and future debt that expressly provides that it is subordinated to the Series B notes.

Because the Series B notes are subordinated, in the event of bankruptcy, liquidation or dissolution and acceleration of or payment default on senior indebtedness, holders of the Series B notes will not receive any payment until holders of senior indebtedness have been paid in full.

As of September 30, 2003, assuming that all Series A notes are exchanged for Series B notes, we would have had $344.2 million of debt which would have been senior or secured (excluding floor plan debt), $130.1 million of debt ranking pari passu to the Series B notes and $4.5 million of unsecured subordinated debt.

In addition, our non-guarantor subsidiaries would have had no debt (other than intercompany liabilities and trade payables) to which the Series B notes would have been structurally subordinated.

Optional redemption

On or after August 15, 2008, we may redeem some or all of the Series B notes at any time at the redemption prices described under the caption “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date that we redeem the Series B notes.

In addition, on or before August 15, 2006, we may redeem up to 35% of the aggregate principal amount of the Series B notes with the proceeds from certain equity offerings at the redemption price listed under the caption “Description of Notes—Optional Redemption.”

Change of control

Upon the occurrence of certain change of control events, we must offer to repurchase the Series B notes, in whole or in part, at 101% of the aggregate principal amount of the Series B notes repurchased plus accrued and unpaid interest, if any, to the date we redeem the Series B notes.

Covenants	The indenture governing the Series B notes will, among other things, restrict our and our restricted subsidiaries’ ability to:

•	incur additional debt;

•	pay dividends and make distributions;

•	incur liens;

•	make specified types of investments;

•	apply net proceeds from certain asset sales;

•	engage in transactions with our affiliates;

•	merge or consolidate;

•	restrict dividends or other payments from restricted subsidiaries;

•	issue of guarantees of and pledges for debt;

•	sell preferred stock of restricted subsidiaries; and

•	sell, assign, transfer, lease, convey or dispose of assets.

These covenants are subject to important exceptions, limitations and qualifications that are described under the caption “Description of Notes—Certain Covenants” in this prospectus.

Absence of Market for the Series B notes

The Series B notes are a new issue of securities with no established trading market. We currently do not intend to apply to list the Series B notes on any securities exchange or quotation system. Accordingly, we cannot assure you as to the development or liquidity of any market for the Series B notes.

Summary Consolidated Financial Data

The summary consolidated income statement data for the years ended December 31, 2000, 2001 and 2002 and the summary consolidated balance sheet data as of December 31, 2001 and 2002 are derived from Sonic’s audited financial statements, which are incorporated by reference into this prospectus. The summary consolidated balance sheet data as of December 31, 2000 are derived from Sonic’s audited financial statements, which are not included in or incorporated by reference into this prospectus. The summary consolidated balance sheet data as of June 30, 2002 are derived from Sonic’s unaudited financial statements, which are not included in or incorporated by reference into this prospectus. The summary consolidated income statement data for the six months ended June 30, 2002 and 2003, and the summary consolidated balance sheet data as of June 30, 2003, are derived from Sonic’s unaudited financial statements, which are incorporated by reference into this prospectus. In the opinion of management, these unaudited financial statements reflect all adjustments necessary for a fair presentation of Sonic’s results of operations and financial condition. All such adjustments are of a normal recurring nature. The results for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year.

The Summary Consolidated Financial and Operating Data of Sonic discussed below reflect the results of operations and financial position of each of our dealerships acquired prior to June 30, 2003. We have accounted for all of our dealership acquisitions using the purchase method of accounting and, as a result, we do not include in our financial statements the results of operations and financial positions of acquired dealerships prior to the date they were acquired by us. As a result of the effects of our acquisitions, the Summary Consolidated Financial and Operating Data set forth below is not necessarily indicative of the results of operations and financial position of Sonic in the future or the results of operations and financial position that would have resulted had such acquisitions occurred at the beginning of the periods presented below.

The following income statement data for all periods presented reflects our June 30, 2003 classification of franchises between continuing operations and discontinued operations in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144: Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). This Summary Consolidated Financial and Operating Data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Sonic’s Consolidated Financial Statements and the related notes thereto, which are incorporated by reference into this prospectus.

Year Ended December 31,	Six Months Ended June 30,
2000	2001	2002	2002	2003
(dollars in thousands)
(unaudited)
Income Statement Data:
Revenues:
New vehicles	$3,138,248	$3,484,139	$4,247,459	$2,000,548	$2,220,304
Used vehicles	1,001,926	1,019,617	1,170,869	568,183	599,741
Wholesale vehicles	368,533	368,369	459,506	232,902	213,679

Total vehicle sales	4,508,707	4,872,125	5,877,834	2,801,633	3,033,724
Parts, service and collision repair	624,466	717,669	905,176	428,935	489,918
Finance, insurance and other	145,748	172,935	198,708	94,938	104,153

Total revenues	5,278,921	5,762,729	6,981,718	3,325,506	3,627,795
Cost of sales	4,480,785	4,870,421	5,899,632	2,806,469	3,067,504

Gross profit	798,136	892,308	1,082,086	519,037	560,291
Selling, general and administrative expenses	582,956	671,611	837,308	398,486	451,771
Depreciation and amortization(a)	20,469	23,715	8,505	4,024	5,215

Operating income	194,711	196,982	236,273	116,527	103,305
Other income (expense):
Interest expense, floor plan	(39,873)	(31,428)	(23,959)	(11,252)	(11,985)
Interest expense, other	(40,761)	(34,595)	(38,634)	(17,621)	(19,649)
Other income, net	115	136	3,306	236	80

Total other expenses	(80,519)	(65,887)	(59,287)	(28,637)	(31,554)

Income from continuing operations before taxes and cumulative effect of change in accounting principle	114,192	131,095	176,986	87,890	71,751
Provision for income taxes	(43,319)	(51,096)	(67,419)	(33,484)	(26,139)

Income from continuing operations before cumulative effect of change in accounting principle	70,873	79,999	109,567	54,406	45,612
Discontinued operations:
Income/(loss) from operations of discontinued dealerships	5,680	(1,051)	(5,068)	(1,482)	336
Income tax benefit/(expense)	(2,381)	381	2,065	644	(127)

Income/(loss) from discontinued operations	3,299	(670)	(3,003)	(838)	209

Income before cumulative effect of change in accounting principle	74,172	79,329	106,564	53,568	45,821
Cumulative effect of change in accounting principle, net of tax benefit of $3,325	—	—	—	—	(5,619)

Net income	$74,172	$79,329	$106,564	$53,568	$40,202

Ratio of earnings to fixed charges (b)	3.0	x	3.5	x	3.9	x	4.1	x	3.2	x
Balance Sheet Data (at end of period):
Total assets	1,784,576	1,810,369	2,375,308	2,240,771	2,453,423
Total long-term debt (c)	493,309	519,963	645,809	602,936	630,193
Total long-term liabilities (including long-term debt)	515,333	551,412	699,746	640,522	685,991
Stockholders’ equity	450,922	517,261	637,178	618,595	669,072

(a)	In accordance with the provisions of SFAS 142: Goodwill and Other Intangible Assets (“SFAS 142”), effective January 1, 2002, goodwill is no longer amortized.

(b)	Fixed charges is defined as interest (other than interest expense related to notes payable-floor plan) and such portion of rent expense determined to be representative of the interest factor. The ratio of earnings to fixed charges is calculated by adding fixed charges to income before income taxes and minority interest and dividing the sum by fixed charges.

(c)	Long-term debt, including current portion, includes the payable to our Chairman and the payable to our affiliates, which are subordinated to the Series B notes. See our “Consolidated Financial Statements” and the related notes which are incorporated by reference into this prospectus. On September 10, 2003, we redeemed all of our 11% senior subordinated notes due 2008 with the net proceeds from our private offering of 8 5/8% senior subordinated notes due 2013, Series A, and borrowings under our credit facility. We paid $194.6 million to redeem the 11% senior subordinated notes due 2008, which included the outstanding principal amount, accrued interest and the redemption premium of 5.5%.

RISK FACTORS

Prospective investors should carefully consider and evaluate all of the information set forth in this prospectus, including the risk factors set forth below and the risk factors set forth in Exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2003.

Risks Related to the Offering

Failure to exchange your Series A notes may have adverse consequences to you.

If you do not exchange your Series A notes for Series B notes in the exchange offer, your Series A notes will continue to be subject to the restrictions on transfer contained in the legend on the Series A notes. In general, the Series A notes may not be offered or sold unless they are registered under the Securities Act. However, you may offer or sell your Series A notes under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. After the exchange offer is completed, you will not be entitled to any exchange or registration rights with respect to your Series A notes except under limited circumstances. The exchange offer for the Series A notes is not conditioned upon the tender of a minimum aggregate principal amount of Series A notes.

Issuance of the Series B notes in exchange for the Series A notes pursuant to the exchange offer will be made following the prior satisfaction, or waiver, of the conditions set forth in “The Exchange Offer—Conditions to the Exchange Offer” and only after timely receipt by the exchange agent of Series A notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of Series A notes desiring to tender their Series A notes in exchange for Series B notes should allow sufficient time to ensure timely delivery of all required documentation. Neither we, the exchange agent, nor any other person is under any duty to give notification of defects or irregularities with respect to the tenders of Series A notes for exchange. Series A notes that may be tendered in the exchange offer but which are not validly tendered will remain outstanding following the consummation of the exchange offer.

Certain participants in the exchange offer must deliver a prospectus in connection with resales of the Series B notes.

Based on certain no-action letters issued by the staff of the Commission, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your Series B notes. In these cases, if you transfer any Series B note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Series B notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

If you do not exchange your Series A notes for Series B notes, you will continue to be subject to restrictions on transfer of your Series A notes.

If you do not exchange your Series A notes for the Series B notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of your Series A notes described in the legend on your Series A notes. The restrictions on transfer of your Series A notes arise because we issued the Series A notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer to sell the Series A notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. We do not intend to register the Series A notes under the Securities Act. In addition, if you exchange your Series A notes in the exchange offer for the purpose of participating in a distribution of the Series B notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Series A notes are tendered and accepted in the exchange offer, the trading market, if any, for the Series A notes would be adversely affected.

If you do not comply with the specified exchange procedures described in this prospectus, you may be unable to obtain registered notes.

We will issue the Series B notes in exchange for the Series A notes pursuant to this exchange offer only after we have timely received the Series A notes, along with a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your Series A notes in exchange for Series B notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tender of Series A notes for exchange. The exchange offer will expire at 5:00 p.m., New York City time, on December 5, 2003, or on a later extended date and time as we may decide. Series A notes that are not tendered or are tendered but not accepted for exchange will, following the expiration date and the consummation of this exchange offer, continue to be subject to the existing restrictions upon transfer thereof. In general, the Series A notes may not be offered or sold, unless registered under the Securities Act or except pursuant to an exemption from or in a transaction not subject to, the Securities Act. In addition, if you are still holding any Series A notes after the expiration date and the exchange offer has been consummated, subject to certain exceptions, you will not be entitled to any rights to have such Series A notes registered under the Securities Act or to any similar rights under the registration rights agreement subject to limited exceptions, if applicable. We do not currently anticipate that we will register the Series A notes under the Securities Act.

The Series B notes and any Series A notes having the same maturity which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the Indenture.

Risks Related to Our Existing Indebtedness and the Series B Notes

Our significant indebtedness could materially adversely affect our financial health, limit our ability to finance future acquisitions and capital expenditures and prevent us from fulfilling our financial obligations.

As of September 30, 2003, our total outstanding indebtedness was approximately $1,457.0 million, including the following:

•	$330.0 million under a revolving credit facility;

•	$787.1 million under standardized secured inventory floor plan facilities;

•	$126.9 million in 5¼% convertible senior subordinated notes due 2009 representing $130.1 million in aggregate principal amount outstanding less unamortized discount of approximately $3.2 million;

•	$194.4 million in 8 5/8% Senior Subordinated Notes due 2013 representing $200.0 million in aggregate principal amount outstanding less unamortized discount of approximately $5.6 million;

•	$14.1 million of other secured debt, including $10.1 million under our construction/mortgage credit facility; and

•	$4.5 million of subordinated debt owed to our chairman and chief executive officer, Mr. O. Bruton Smith.

As of September 30, 2003, we had approximately $146.6 million available for additional borrowings under the revolving credit facility. We also had approximately $89.9 million available under a construction/mortgage credit facility for real estate acquisitions and new dealership construction. We also have significant additional capacity under the floor plan facilities. In addition, the indentures relating to our senior subordinated notes, convertible senior subordinated notes and other debt instruments allow us to incur additional indebtedness, including secured indebtedness.

On September 10, 2003, we redeemed all of our outstanding 11% senior subordinated notes due 2008 with the net proceeds from our private offering of 8 5/8% senior subordinated notes due 2013, Series A, and borrowings under our revolving credit facility. We paid $194.6 million to redeem the 11% senior subordinated notes due 2008, which included the outstanding principal amount, accrued interest and the redemption premium of 5.5%.

On October 6, 2003, we repaid all outstanding subordinated debt owed to our chairman and chief executive officer with an advance on our credit facility.

The degree to which we are leveraged could have important consequences to the holders of our securities, including the following:

•	our ability to obtain additional financing for acquisitions, capital expenditures, working capital or general corporate purposes may be impaired in the future;

•	a substantial portion of our current cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness, thereby reducing the funds available to us for our operations and other purposes;

•	some of our borrowings are and will continue to be at variable rates of interest, which exposes us to the risk of increasing interest rates;

•	the indebtedness outstanding under our revolving credit facility and floor plan facilities are secured by a pledge of substantially all the assets of our dealerships; and

•	we may be substantially more leveraged than some of our competitors, which may place us at a relative competitive disadvantage and make us more vulnerable to changing market conditions and regulations.

In addition, our debt agreements contain numerous covenants that limit our discretion with respect to business matters, including mergers or acquisitions, paying dividends, incurring additional debt, making capital expenditures or disposing of assets.

An acceleration of our obligation to repay all or a substantial portion of our outstanding indebtedness would have a material adverse effect on our business, financial condition or results of operations.

Our revolving credit facility, floor plan facilities and the indenture governing our senior subordinated notes contain numerous financial and operating covenants. A breach of any of these covenants could result in a default under the applicable agreement or indenture. If a default were to occur, we may be unable to adequately finance our operations and the value of our common stock would be materially adversely affected. In addition, a default under one agreement or indenture could result in a default and acceleration of our repayment obligations under the other agreements or indentures, including the indenture governing our outstanding convertible senior subordinated notes, under the cross default provisions in those agreements or indentures. If a cross default were to occur, we may not be able to pay our debts or borrow sufficient funds to refinance them. Even if new financing were available, it may not be on terms acceptable to us. As a result of this risk, we could be forced to take actions that we otherwise would not take, or not take actions that we otherwise might take, in order to comply with the covenants in these agreements and indentures.

Our repayment obligations under the Series B notes will be junior to our obligations under our revolving credit facility and other senior indebtedness, and our guarantors repayment obligations under the guarantees will be junior to their senior indebtedness.

The payment of the principal of, premium, if any, and interest on the Series B notes will be subordinated to the prior payment in full of all of our existing and future senior indebtedness. In the event of a liquidation, dissolution, reorganization or any similar proceeding, our assets will be available to pay obligations on the Series B notes only after senior indebtedness has been paid in full. Therefore, there may not be sufficient assets to pay amounts due on all or any of the Series B notes.

In addition, we may not:

•	pay principal of, premium, if any, interest on or any other amounts owing in respect of the Series B notes;

•	make any deposit pursuant to defeasance provisions; or

•	purchase, redeem or otherwise retire the Series B notes, if any senior indebtedness is not paid when due or any other default on senior indebtedness occurs and the maturity of such indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived, the acceleration has been rescinded or the senior indebtedness has been repaid in full.

Moreover, under certain circumstances, if any non-payment default exists with respect to senior indebtedness, we may not make any payments on the Series B notes for a specified time, unless such default is cured or waived, any acceleration of such indebtedness has been rescinded or such indebtedness has been repaid in full. See “Description of Notes—Ranking.”

The Series B notes and the guarantees will be unsecured senior subordinated obligations and, as such, will be subordinated in right of payment with all of the other existing and future senior indebtedness incurred by us and certain of the guarantors and pari passu in right of payment to all of the existing and future senior subordinated indebtedness incurred by us. As of September 30, 2003, assuming that all Series A notes are exchanged for Series B notes:

•	we and the guarantors would have had approximately $344.2 million of debt which is senior or secured;

•	we would also have had $130.1 million of debt ranking pari passu to the Series B notes or the guarantees, as the case may be, all of which would have been effectively subordinated to the Series B notes because it is not guaranteed by our subsidiaries; and

•	the guarantors would also have had approximately $787.1 million of secured floor plan indebtedness, which is guaranteed by us.

Our indebtedness is described in the footnotes to the unaudited financial statements contained in our most recent quarterly report on Form 10-Q and our Current Report on Form 8-K filed with the Commission on October 2, 2003, both of which are incorporated by reference. The Series B notes will not be secured by any of our assets or assets of the guarantors. Our floor plan indebtedness is secured by vehicle inventory and proceeds from the sale of that inventory. Our construction/mortgage facility is secured by the property acquired with borrowings under the facility. The indebtedness under our revolving facility is secured by:

•	our pledge of all the capital stock, membership interests and partnership interests of all of our dealership subsidiaries (to the extent that such a pledge is permitted by the applicable manufacturer);

•	guarantees by all of our subsidiaries that are, in turn, secured by a lien on all of the assets of these subsidiaries; and

•	a lien on all of our other assets, except for real estate owned by us or our subsidiaries.

In the event of a default on the Series B notes or our bankruptcy, liquidation or reorganization, these assets will be available to satisfy the obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the Series B notes. Therefore, there may not be sufficient assets to pay amounts due on all or any of the Series B notes.

Our ability to make interest and principal payments when due to holders of our debt securities, including the Series B notes, depends upon the receipt of sufficient funds from our subsidiaries.

The Series B notes are our obligations. Substantially all of our consolidated assets are held by our subsidiaries and substantially all of our consolidated cash flow and net income are generated by our subsidiaries. Accordingly, our cash flow and ability to service debt, including the Series B notes, depends to a substantial degree on the results of operations of subsidiaries and upon the ability of our subsidiaries to provide us with cash. We may receive cash from our subsidiaries in the form of dividends, loans or otherwise. We may use this cash to service our debt obligations or for working capital. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to distribute cash to us or to make funds available to service debt. In addition, the ability of our subsidiaries to pay dividends or make loans to us are subject to contractual limitations under the floor plan facilities, minimum net capital requirements under manufacturer franchise agreements and laws of the state in which a subsidiary is organized and depend to a significant degree on the results of operations of our subsidiaries and other business considerations.

The guarantees may not be enforceable because of fraudulent conveyance laws.

Our obligations under the Series B notes will be guaranteed by the guarantors. To the extent that a court were to find, pursuant to federal or state fraudulent transfer laws or otherwise, that:

•	the guarantees were incurred by the guarantors with intent to hinder, delay or defraud any present or future creditor or the guarantors contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others; or

•	a guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and the guarantor

•	was insolvent,

•	was rendered insolvent by reason of the issuance of the guarantee,

•	was engaged or about to engage in a business or transaction for which the remaining assets of the guarantor constituted unreasonably small capital to carry on its business,

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured or

•	was a defendant in an action for money damages or had a judgment for money damages docketed against it (in either case, if after final judgment, the judgment remained unsatisfied),

the court could avoid or subordinate the guarantee in favor of the guarantor’s other creditors. Among other things, a legal challenge of a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the guarantor as a result of our issuance of the Series B notes. The measure of insolvency of the guarantor for these purposes will vary depending upon the law of the relevant jurisdiction. Generally, however, a company would be considered insolvent:

•	if the sum of the company’s debts, including contingent liabilities, is greater than all of the company’s property at a fair valuation,

•	if the present fair saleable value of the company’s assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature or

•	if the company could not pay its debts as they become due.

We cannot assure you what standards a court would apply to determine whether a guarantor was solvent at the relevant time. To the extent that a guarantee were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Series B notes would cease to have any claim in respect of the guarantor and would be creditors solely of ours and of the guarantors whose guarantees had not been avoided or held unenforceable. In this event, the claims of the holders of the Series B notes against the issuer of an invalid guarantee would be subject to the prior payment in full of all liabilities of the guarantor thereunder. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Series B notes relating to the voided guarantees.

The guarantees may be released under certain circumstances, including upon resale, exchange or transfer by us of the stock of the related guarantor or all or substantially all of the assets of the guarantor to a non-affiliate. See “Description of Notes—Certain Covenants—Limitation on Issuances of Guarantees of and Pledges for Indebtedness.”

To the extent that a court were to find that the issuance of the Series B notes violated federal or state fraudulent transfer or conveyance laws, in the manner described above with respect to the guarantors, the court could avoid or modify our obligations to holders of the Series B notes in favor of our other creditors. To the extent that the issuance of the Series B notes were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Series B notes would cease to have any claim against us and would be creditors solely of the guarantors whose guarantees had not been avoided or held unenforceable. In this event, the claims of the holders of the Series B notes against us would be subject to the prior payment in full of all of our liabilities. We cannot assure you that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Series B notes.

An active public market may not develop for the Series B notes, which may hinder your ability to liquidate your investment.

There currently is no trading market and there can be no assurance as to the liquidity of any market for the Series B notes that may develop, the ability of holders of the Series B notes to sell their Series B notes, or the prices at which holders of the Series B notes would be able to sell their Series B notes. If markets were to exist, the Series B notes could trade at prices higher or lower than their initial purchase prices depending on many factors. Although the initial purchasers have informed us that they currently intend to make a market in the Series B notes, the initial purchasers are not obligated to do so, and they may discontinue any market making activities they engage in at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Series B notes. The Series B notes are eligible for trading in the PORTAL market. We do not intend to apply for listing of the Series B notes on any securities exchange or for quotation on the National Association of Securities Dealers Automated Quotation System.

We may not be able to purchase your Series B notes upon a change of control.

Upon the occurrence of specified change of control events, we are required to offer to purchase each Series B holder’s notes at a price of 101% of their principal amount plus accrued interest. We may not have sufficient financial resources to purchase all of the Series B notes that holders may tender to us upon a change of control. In certain circumstances, our lenders also have the right to prohibit any purchases by us of the Series B notes, in which case we would be in default on the Series B notes.

Cautionary Notice Regarding Forward-Looking Statements

This prospectus and any related supplements or amendments contain numerous “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are not historical facts, but rather predictions that address our future objectives, plans and goals, as well as our intent, beliefs and current expectations regarding future operating performance, and can generally be identified by such words as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee” and other similar words or phrases. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Specific events addressed by these forward-looking statements include, but are not limited to:

•	future acquisitions;

•	industry trends;

•	general economic trends, including employment rates and consumer confidence levels;

•	vehicle sales rates and same store sales growth;

•	our financing plans; and

•	our business and growth strategies.

These forward-looking statements are based on our current estimates and assumptions and involve various risks and uncertainties. As a result, you are cautioned that these forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those projected in these forward-looking statements. Factors which may cause actual results to differ materially from our projections include those risk factors contained in “Risk Factors” and elsewhere in this prospectus, and the filings made by us with the Securities and Exchange Commission (“Commission”) that are incorporated by reference into this prospectus, as well as:

•	our ability to generate sufficient cash flows or obtain additional financing to support acquisitions, capital expenditures, our share repurchase program, and general operating activities;

•	the reputation and financial condition of vehicle manufacturers whose brands we represent, and their willingness to provide financial incentives and their ability to design, manufacture, deliver and market their vehicles successfully;

•	our relationships with manufacturers, which may affect our ability to complete additional acquisitions;

•	changes in laws and regulations governing the operation of automobile franchises, accounting standards, taxation requirements, and environmental laws;

•	general economic conditions in the markets in which we operate, including fluctuations in interest rates, employment levels, and the level of consumer spending;

•	high competition in the automotive retailing industry which not only creates pricing pressures on the products and services we offer, but on businesses we seek to acquire; and

•	our ability to successfully integrate recent and potential future acquisitions.

THE EXCHANGE OFFER

Background and Reasons for the Exchange Offer

We issued the Series A notes on August 12, 2003 in a transaction exempt from the registration requirements of the Securities Act. Simultaneously with the sale of the Series A notes, we entered into a registration rights agreement with the initial purchasers of the Series A notes—Banc of America Securities LLC, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated—under which we agreed to offer to exchange the Series A notes for publicly tradeable notes having identical terms to those of the Series A notes.

In particular, under the registration rights agreement we agreed, for the benefit of the holders of the Series A notes, at our cost, to use our reasonable best efforts

(a)	to file with the Commission a registration statement with respect to the exchange offer for the Series B notes on or before November 10, 2003,

(b)	to cause the exchange offer registration statement to be declared effective under the Securities Act on or before January 9, 2004,

(c)	to keep the exchange offer registration statement effective until the closing of this exchange offer and

(d)	to cause the exchange offer to be consummated on or before February 8, 2004.

The exchange offer being conducted with this prospectus, if consummated within the required time period, will satisfy our obligations under the registration rights agreement except in limited circumstances. This prospectus, together with the letter of transmittal, is being sent to all beneficial holders of Series A notes known to us.

Promptly after this registration statement has been declared effective, we will offer the Series B notes in exchange for surrender of the Series A notes. We will keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the Series A notes. For each Series A note validly tendered to us pursuant to the exchange offer and not withdrawn by the holder thereof, the holder of each Series A note will receive a Series B note having a principal amount equal to that of the tendered Series A note. Interest on each Series B note will accrue from the last date on which interest was paid on the tendered Series A note in exchange therefor or, if no interest has been paid on the Series A note, from August 12, 2003.

Based on an interpretation of the Securities Act by the staff of the Commission set forth in several no action letters to third parties, and subject to the immediately following sentence, we believe that the Series B notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Series A notes who is an “affiliate” of Sonic or who intends to participate in the exchange offer for the purpose of distributing the Series B notes (a) will not be able to rely on the interpretation by the staff of the Commission set forth in the no-action letters of the Commissions’ staff, (b) will not be able to tender Series A notes in the exchange offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Series A notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

Each holder of the Series A notes who wishes to exchange Series A notes for Series B notes in the exchange offer will be required to make certain representations, including that

(a)	it is neither an affiliate of Sonic nor a broker/dealer tendering Series A notes acquired directly from Sonic for its own account,

(b)	any Series B notes to be received by it were acquired in the ordinary course of its business, and

(c)	at the time of commencement of the exchange offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Series B notes.

In addition, in connection with any resales of Series B notes, any broker/dealer (a “Participating Broker-Dealer”) who acquired the Series A notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Series B notes (other than a resale of an unsold allotment from the original sale of the Series A notes) with the prospectus contained in this Exchange Offer Registration Statement. Under the registration rights agreement, we will be required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Series B notes.

If any changes in law or the applicable interpretations of the staff of the Commission do not permit us to effect the exchange offer, or if for any other reason the Exchange Offer Registration Statement is not declared effective within 150 days of the date of original issue of the Series A notes or the exchange offer is not consummated within 180 days of the date of original issue of the Series A notes, or upon the request of any of the initial purchasers, or if a holder of the Series A notes is not permitted by applicable law to participate in the exchange offer or elects to participate in the exchange offer but does not receive fully tradable Series B notes pursuant to the exchange offer, we will, in lieu of effecting the registration of the Series B notes pursuant to the Exchange Offer Registration Statement and at our cost,

(a)	as promptly as practicable, file with the Commission a shelf registration statement covering resales of the Series A notes,

(b)	use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act by the 180th day after the original issue of the Series A notes and

(c)	use our reasonable best efforts to keep effective the shelf registration statement for a period of two years after its effective date (or for such shorter period that will terminate when all of the Notes covered by the shelf registration statement have been sold pursuant thereto or cease to be outstanding).

If we file a shelf registration statement, we will provide to each holder of the Series A notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the Series A notes has become effective and take certain other actions as are required to permit unrestricted resales of the Series A notes. A holder of Series A notes who sells such Series A notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver the prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder (including certain indemnification obligations).

In the event that

(a)	the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 90th calendar day following the date of original issue of the Series A notes,

(b)	the Exchange Offer Registration Statement is not declared effective on or prior to the 150th calendar day following the date of original issue of the Series A notes, or

(c)	the exchange offer is not consummated or a shelf registration statement is not declared effective, in either case, on or prior to the 180th day following the date of original issue of the Series A notes (each such event referred to in clauses (a) through (c) above, a “Registration Default”), the interest rate borne by the Series A notes will be increased by 0.25% per annum upon the occurrence of each Registration Default, which increased rate will further increase by 0.25% each 90-day period that such additional interest continues to accrue under any Registration Default, with an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. If the shelf registration statement is declared effective but becomes unusable for more than 30 days in the aggregate in any consecutive 12 month period, the interest rate borne by the Series A notes will be increased by 0.25% for the first 90 day period beginning on the 31st day the shelf registration statement becomes unusable and will increase by an additional 0.25% at the beginning of each subsequent 90 day period with an aggregate maximum increase in the interest rate equal to one (1%) per annum. Following the cure of all Registration Defaults or the shelf registration statement becoming usable, the accrual of additional interest will cease and the interest rate will revert to the original rate.

The form and terms of the Series B notes are identical in all material respects to the form and terms of the Series A notes. The Series B notes will be registered under the Securities Act. The Series A notes are not currently registered under the Securities Act. As a result, the Series B notes issued in the exchange offer will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the Series A notes. Upon the completion of the exchange offer, you will not be entitled to any liquidated damages on your Series A notes or any further registration rights under the registration rights agreement except under limited circumstances. The exchange offer is not extended to holders of Series A notes in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction.

In this section entitled “The Exchange Offer,” the term “holder” means:

•	any person in whose name the Series A notes are registered on our books;

•	any other person who has obtained a properly completed bond power from the registered holder; or

•	any person whose Series A notes are held of record by DTC and who wants to deliver these Series A notes by book-entry transfer at DTC.

Terms of the Exchange Offer

We are offering to exchange $200.0 million in aggregate principal amount of our 8 5/8% Senior Subordinated Notes due 2013, Series B that have been registered under the Securities Act for a like principal amount of our outstanding unregistered 8 5/8% Senior Subordinated Notes due 2013, Series A.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all Series A notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Series B notes in exchange for each $1,000 principal amount of outstanding Series A notes we accept in the exchange offer. You may tender some or all of your Series A notes under the exchange offer. The exchange offer is not conditioned upon any minimum amount of Series A notes being tendered.

The form and terms of the Series B notes will be the same as the form and terms of the Series A notes, except that:

•	the Series B notes will be registered under the Securities Act and, thus, will not be subject to the restrictions on transfer or bear legends restricting their transfer; and

•	the Series B notes will not provide for the payment of additional interest under circumstances relating to the timing of the exchange offer.

The Series B notes will evidence the same debt as the Series A notes and will be issued under, and be entitled to the benefits of, the indenture, as supplemented, governing the Series A notes. The Series B notes will accrue interest from the most recent date to which interest has been paid or, if no interest has been paid, from date of issuance of the Series A notes. Accordingly, registered holders of Series B notes on the record date for the first interest payment date following the completion of the exchange offer will receive interest accrued from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Series A notes. However, if that record date occurs prior to completion of the exchange offer, then the interest payable on the first interest payment date following the completion of the exchange offer will be paid to the registered holders of the Series A notes on that record date.

In connection with the exchange offer, you do not have any appraisal or dissenters’ rights under the Delaware Corporation Law or the indenture, as supplemented. We intend to conduct the exchange offer in accordance with the registration rights agreement and the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered Series A notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Series B notes from us. If we do not accept any tendered notes because of an invalid tender or for any other reason, we will return certificates for any unaccepted Series A notes without expense to the tendering holder as promptly as practicable after the expiration date.

Expiration Date; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on December 5, 2003, unless we, in our sole discretion, extend the exchange offer. The term “expiration date” means December 5, 2003, unless we extend the exchange offer, in which case the term “expiration date” means the latest date to which the exchange offer is extended. If we determine to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and give each registered holder notice of the extension by means of a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion, to delay accepting any Series A notes, to extend the exchange offer or to amend or terminate the exchange offer if any of the conditions described below under “Conditions” have not been satisfied or waived by giving oral or written notice to the exchange agent of the delay, extension, amendment or termination. Further, we reserve the right, in our sole discretion, to amend the terms of the exchange offer in any manner. We will notify you as promptly as practicable of any extension, amendment or termination.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclosure the amendment in a manner reasonably calculated to inform the holders of the Series A notes of the amendment. Depending upon the significance of the amendment, we may extend the exchange offer if it otherwise would expire during the extension period.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise or otherwise communicate any announcement, other than by making a timely release to an appropriate news agency.

Procedures for Tendering Series A notes

Any tender of Series A notes that is not withdrawn prior to the expiration date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. A holder who wishes to tender Series A notes in the exchange offer must do either of the following on or prior to 5:00 p.m., New York City time, on the expiration date:

•	properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver that letter of transmittal and other required documents to the exchange agent at the address listed below under “Exchange Agent” on or before the expiration date; or

•	if the Series A notes are tendered under the book-entry transfer procedures described below, transmit to the exchange agent on or before the expiration date an agent’s message.

In addition, one of the following must occur on or prior to 5:00 p.m., New York City time, on the expiration date:

•	the exchange agent must receive certificates representing your Series A notes, along with the letter of transmittal, on or before the expiration date; or

•	the exchange agent must receive a timely confirmation of book-entry transfer of the Series A notes into the exchange agent’s account at DTC under the procedure for book-entry transfers described below, along with the letter of transmittal or a properly transmitted agent’s message, on or before the expiration date; or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by the book-entry transfer facility to and received by the exchange agent and forming a part of the book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant.

The tender by a holder of Series A notes will constitute an agreement between the holder and Sonic in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Only a holder of Series A notes may tender Series A notes in the exchange offer. The term “holder” with respect to the exchange offer means any person in whose name the Series A notes are registered or any other person who has obtained a properly completed bond power from the registered holder. Holders may also request their respective duly authorized brokers, dealers, commercial banks, trust companies or nominees to effect a tender for the holders.

Delivery of all documents must be made to the exchange agent at the address set forth below. Do not send letters of transmittal or Series A notes to us. The method of delivery of Series A notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date.

Generally, an eligible institution must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the Series A notes are tendered:

•	by a registered holder of the Series A notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a firm which is:

•	a member of a registered national securities exchange;

•	a member of the National Association of Securities Dealers, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	another “eligible institution” within the meaning of Rule 17Ad-15 under the Exchange Act.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding Series A notes, the Series A notes must be endorsed or accompanied by appropriate powers of attorney. The power of attorney must be signed by the registered holder exactly as the registered holder(s) name(s) appear(s) on the Series A notes and an eligible institution must guarantee the signature on the power of attorney.

If the letter of transmittal or any Series A notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to so act. If you wish to tender Series A notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should promptly instruct the registered holder to tender on your behalf.

If you wish to tender on your behalf, you must, before completing the procedures for tendering Series A notes, either register ownership of the Series A notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Series A notes tendered for exchange. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of Series A notes not properly tendered or Series A notes our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular Series A notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A notes must be cured within the time period we determine. Neither we, the exchange agent nor any other person has any duty to give notification of defects or irregularities with respect to tenders of Series A notes. In addition, neither we, the exchange agent nor any other person will incur any liability for failure to give you notification of defects or irregularities with respect to tenders of your Series A notes.

By tendering, you will represent to us that, among other things:

•	the Series B notes acquired in the exchange offer are being acquired in the ordinary course of business of the person receiving the Series B notes;

•	neither you nor any other person receiving your Series B notes has any arrangement or understanding with any person to participate in the distribution of the Series B notes; and

•	neither you nor any other person receiving your Series B notes is our “affiliate,” as defined under Rule 405 of the Securities Act.

If you or the person receiving your Series B notes is our “affiliate,” as defined under Rule 405 of the Securities Act, or is participating in the exchange offer for the purpose of distributing the Series B notes, you or that other person (1) cannot rely on the applicable interpretations of the staff of the SEC and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in any resale transaction.

If you are a broker-dealer and you will receive Series B notes for your own account in exchange for Series A notes, where such Series A notes were acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the Series B notes.

Acceptance of Series A notes for Exchange; Delivery of Series B notes

Upon satisfaction of all conditions to the exchange offer, we will accept, promptly after the expiration date, all Series A notes properly tendered and issue the Series B notes.

For purposes of the exchange offer, we shall be deemed to have accepted properly tendered Series A notes for exchange when, as and if we have given oral or written notice of that acceptance to the exchange agent. For each Original Note accepted for exchange, you will receive a New Note having a principal amount equal to that of the surrendered Original Note.

In all cases, we will issue Series B notes for Series A notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives (1) certificates for your Series A notes or a timely confirmation of book-entry transfer of your Series A notes into the exchange agent’s account at DTC and (2) a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message. If we do not accept any tendered Series A notes for any reason set forth in the terms of the exchange offer or if you submit Series A notes for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged Series A notes without expense to you. In the case of Series A notes tendered by book-entry transfer into the exchange agent’s account at DTC under the book-entry procedures described below, we will credit the non-exchanged Series A notes to your account maintained with DTC.

Book-Entry Transfer

We understand that the exchange agent will make a request within two business days after the date of this prospectus to establish accounts for the Series A notes at DTC for the purpose of facilitating the exchange offer, and any financial institution that is a participant in DTC’s system may make book-entry delivery of Series A notes by causing DTC to transfer the Series A notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of Series A notes may be effected through book-entry transfer at DTC, the exchange agent must receive a properly completed and duly executed letter of transmittal with any required signature guarantees, or an agent’s message instead of a letter of transmittal, and all other required documents at its address listed below under “Exchange Agent” on or before the expiration date, or if you comply with the guaranteed delivery procedures described below, within the time period provided under those procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

If you wish to tender your Series A notes and your Series A notes are not immediately available, or you cannot deliver your Series A notes, the letter of transmittal or any other required documents or comply with DTC’s procedures for transfer before the expiration date, then you may participate in the exchange offer if:

(1)    the tender is made through an eligible institution;

(2)    before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing (a) the name and address of the holder and the principal amount of Series A notes tendered, (b) a statement that the tender is being made thereby and (c) a guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates representing the Series A notes in proper form for transfer or a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

(3)    the exchange agent receives the properly completed and executed letter of transmittal as well as certificates representing all tendered Series A notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

You may withdraw your tender of Series A notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at its address listed below under “Exchange Agent.” The notice of withdrawal must:

•	specify the name of the person who tendered the Series A notes to be withdrawn;

•	identify the Series A notes to be withdrawn, including the principal amount, or, in the case of Series A notes tendered by book-entry transfer, the name and number of the DTC account to be credited, and otherwise comply with the procedures of DTC; and

•	if certificates for Series A notes have been transmitted, specify the name in which those Series A notes are registered if different from that of the withdrawing holder.

If you have delivered or otherwise identified to the exchange agent the certificates for Series A notes, then, before the release of such certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the holder is an eligible institution.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any Series A notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. We will return any Series A notes that have been tendered but that are not exchanged for any reason to the holder, without cost, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of Series A notes tendered by book-entry transfer into the exchange agent’s account at DTC, the Series A notes will be credited to an account maintained with DTC for the Series A notes. You may retender properly withdrawn Series A notes by following one of the procedures described under “Procedures for Tendering Series A notes” at any time on or before 5:00 p.m., New York City time, on the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange Series B notes for, any Series A notes if, prior to the expiration of the exchange offer:

(1)    any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

(2)    the exchange offer, or the making of any exchange by a holder of Series A notes, would violate any applicable law or applicable interpretation by the staff of the SEC.

The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition. We may waive these conditions in our discretion in whole or in part at any time and from time to time prior to the expiration of the exchange offer. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of those rights, and those rights will be deemed ongoing rights which may be asserted at any time and from time to time prior to the expiration of the exchange offer. All conditions will be satisfied or waived prior to the expiration of the exchange offer.

Exchange Agent

U.S. Bank National Association is the exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery to the following address for the exchange agent:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

Attention: Specialized Finance

(800) 934-6802 (telephone)

(651) 495-8158 (facsimile)

If you deliver letters of transmittal or any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Delivery of the letter of transmittal to an address other than as listed above or transmission via facsimile other than as listed above will not constitute a valid delivery of the letter of transmittal. Originals of all documents sent by facsimile should be sent promptly be registered or certified mail, by hand or overnight delivery service.

Fees and Expenses

We will pay the expenses of the exchange offer. We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We are making the principal solicitation by mail; however, our officers and employees may make additional solicitations by facsimile transmission, e-mail, telephone or in person. You will not be charged a service fee for the exchange of your Series A notes, but we may require you to pay any transfer or similar government taxes in certain circumstances.

Transfer Taxes

You will not be obligated to pay any transfer taxes, unless you instruct us to register Series B notes in the name of, or request that Series A notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder.

Consequences of Failure to Exchange Series A notes

If you are eligible to participate in the exchange offer but do not tender your Series A notes, you will not have any further registration rights. Your Series A notes will continue to be subject to restrictions on transfer. Accordingly, you may resell the Series A notes that are not exchanged only:

•	to us;

•	so long as the Series A notes are eligible for resale under Rule 144A under the Securities Act, to a person whom you reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	in accordance with Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act;

•	to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is acquiring the Series A notes for its own account or for the account of an institutional accredited investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or

•	under any effective registration statement under the Securities Act;

in each case in accordance with all other applicable securities laws. We do not intend to register the Series A notes under the Securities Act.

Accounting Treatment

The Series B notes will be recorded at the same carrying value as the Series A notes. Accordingly, we will not recognize any gain or loss on the exchange for accounting purposes.

Regulatory Approvals

We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

SELECTED CONSOLIDATED FINANCIAL DATA

The selected consolidated income statement data for the years ended December 31, 2000, 2001 and 2002 and the selected consolidated balance sheet data as of December 31, 2001 and 2002 are derived from Sonic’s audited financial statements, which are incorporated by reference into this prospectus. The selected consolidated income statement data for the years ended December 31, 1998 and 1999 and the selected consolidated balance sheet data as of December 31, 1998, 1999 and 2000 are derived from Sonic’s audited financial statements, none of which are included in or incorporated by reference into this prospectus. The selected consolidated balance sheet data as of June 30, 2002 is derived from Sonic’s unaudited consolidated financial statements, which are not included in or incorporated by reference into this prospectus. The selected consolidated income statement data for the six months ended June 30, 2002 and June 30, 2003, and the selected consolidated balance sheet data as of June 30, 2003, are derived from Sonic’s unaudited consolidated financial statements, which are incorporated by reference into this prospectus. In the opinion of management, these unaudited consolidated financial statements reflect all adjustments necessary for a fair presentation of Sonic’s results of operations and financial condition. All such adjustments are of a normal recurring nature. The results for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year. In accordance with accounting principles generally accepted in the United States of America, the selected consolidated financial data has been retroactively restated to reflect Sonic’s two-for-one common stock split that occurred on January 25, 1999.

The Selected Consolidated Financial and Operating Data of Sonic discussed on the next page reflect the results of operations and financial position of each of our dealerships acquired prior to June 30, 2003. We have accounted for all of our dealership acquisitions using the purchase method of accounting and, as a result, we do not include in our financial statements the results of operations and financial positions of acquired dealerships prior to the date they were acquired by us. As a result of the effects of our acquisitions, the Selected Consolidated Financial and Operating Data set forth below is not necessarily indicative of the results of operations and financial position of Sonic in the future or the results of operations and financial position that would have resulted had such acquisitions occurred at the beginning of the periods presented below.

The following income statement data for all periods presented reflects our June 30, 2003 classification of franchises between continuing operations and discontinued operations in accordance with SFAS 144. This Selected Consolidated Financial Data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Sonic’s Consolidated Financial Statements and related notes thereto, which are incorporated by reference into this prospectus.

Year Ended December 31,	Six Months Ended June 30,
1998	1999	2000	2001	2002	2002	2003
(dollars in thousands)
(unaudited)
Income Statement Data:
Revenues:
New vehicles	$747,831	$1,662,077	$3,138,248	$3,484,139	$4,247,459	$2,000,548	$2,220,304
Used vehicles	236,544	533,126	1,001,926	1,019,617	1,170,869	568,183	599,741
Wholesale vehicles	90,851	207,048	368,533	368,369	459,506	232,902	213,679

Total vehicle sales	1,075,226	2,402,251	4,508,707	4,872,125	5,877,834	2,801,633	3,033,724
Parts, service and collision repair	134,446	318,104	624,466	717,669	905,176	428,935	489,918
Finance, insurance and other	26,441	70,232	145,748	172,935	198,708	94,938	104,153

Total revenues	1,236,113	2,790,587	5,278,921	5,762,729	6,981,718	3,325,506	3,627,795
Cost of sales	1,068,283	2,392,893	4,480,785	4,870,421	5,899,632	2,806,469	3,067,504

Gross profit	167,830	397,694	798,136	892,308	1,082,086	519,037	560,291
Selling, general and administrative expenses	121,291	284,769	582,956	671,611	837,308	398,486	451,771
Depreciation and amortization (a)	4,418	10,460	20,469	23,715	8,505	4,024	5,215

Operating income	42,121	102,465	194,711	196,982	236,273	116,527	103,305
Other income/(expense):
Interest expense, floor plan	(10,443)	(17,640)	(39,873)	(31,428)	(23,959)	(11,252)	(11,985)
Interest expense, other	(9,093)	(21,041)	(40,761)	(34,595)	(38,634)	(17,621)	(19,649)
Other income, net	397	1,284	115	136	3,306	236	80

Total other expense	(19,139)	(37,397)	(80,519)	(65,887)	(59,287)	(28,637)	(31,554)

Income from continuing operations before taxes and cumulative effect of change in accounting principle	22,982	65,068	114,192	131,095	176,986	87,890	71,751
Provision for income taxes	(8,515)	(25,267)	(43,319)	(51,096)	(67,419)	(33,484)	(26,139)

Income from continuing operations before cumulative effect of change in accounting principle	14,467	39,801	70,873	79,999	109,567	54,406	45,612
Discontinued Operations:
Income/(loss) from operations of discontinued dealerships	6,658	7,906	5,680	(1,051)	(5,068)	(1,482)	336
Income tax benefit(expense)	(2,568)	(3,058)	(2,381)	381	2,065	644	(127)

Income/(loss) from discontinued operations	4,090	4,848	3,299	(670)	(3,003)	(838)	209

Income before cumulative effect of change in accounting principle	18,557	44,649	74,172	79,329	106,564	53,568	45,821
Cumulative effect of change in accounting principle, net of tax benefit of $3,325	—	—	—	—	(5,619)

Net income	$18,557	$44,649	$74,172	$79,329	$106,564	53,568	40,202

Ratio of earnings to fixed charges(b)	3.0	x	3.3	x	3.0	x	3.5	x	3.9	x	4.1	x	3.2	x

Balance Sheet Data (at end of period):
Total assets	576,103	1,501,102	1,784,576	1,810,369	2,375,308	2,240,771	2,453,423
Total long-term debt(c)	145,790	425,894	493,309	519,963	645,809	602,936	630,193
Total long-term liabilities(including long-term debt)	147,988	440,619	515,333	551,412	699,746	640,522	685,991
Stockholders’ equity	142,429	402,573	450,922	517,261	637,178	618,595	669,072

(a)	In accordance with the provisions of SFAS 142, effective January 1, 2002 goodwill is no longer amortized.

(b)	Fixed charges is defined as interest (other than interest expense related to notes payable-floor plan) and such portion of rent expense determined to be representative of the interest factor. The ratio of earnings to fixed charges is calculated by adding fixed charges to income before income taxes and minority interest and dividing the sum by fixed charges.

(c)	Long-term debt, including current portion, includes the payable to our Chairman and the payable to our affiliates, which are subordinated to the Series B notes. See our “Consolidated Financial Statements” and the related notes included in or incorporated by reference into this offering memorandum. On September 10, 2003, we redeemed all of our 11% senior subordinated notes due 2008 with the net proceeds from our private offering of 8 5/8% senior subordinated notes due 2013, Series A, and borrowings under our credit facility. We paid $194.6 million to redeem the 11% senior subordinated notes due 2008, which included the outstanding principal amount, accrued interest and the redemption premium of 5.5%.

DESCRIPTION OF NOTES

The 8 5/8% Senior Subordinated Notes due 2013, Series B (the “Series B notes”) will be issued under an Indenture (the “Indenture”) among Sonic, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Series A notes were issued under the same Indenture. The terms of the Series A and Series B notes include those stated in their respective indentures and those made a part of their respective indentures by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Parenthetical references to “Section” mean the applicable Section of the Indenture.

The following summary of the material provisions of the Indenture governing the Series B notes does not purport to be complete, and where reference is made to particular provisions of the Indenture, these provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see “—Certain Definitions.” In this description, the word “Company” refers only to Sonic Automotive, Inc. and not to its subsidiaries.

The form and terms of the Series A and Series B notes are identical, except that:

•	the Series B notes have been registered under the Securities Act and, therefore, will not bear legends restricting transfers; and

•	holders of Series B notes will not be, and upon consummation of the exchange offer, holders of the Series A notes will no longer be, entitled to rights under the registration rights agreement, except in limited circumstances described elsewhere in this prospectus.

Brief Description of the Series B notes and Guarantees

The Series B notes:

(a)	will be issued in the aggregate principal amount of $200.0 million;

(b)	are general unsecured obligations of the Company;

(c)	are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

(d)	are pari passu in right of payment with any future senior subordinated Indebtedness of the Company; and

(e)	are guaranteed by the Guarantors.

The Guarantees

The Series B notes are guaranteed by all of our operative domestic Subsidiaries as of the Issue Date. Under the circumstances described below under the caption “—Limitation on Unrestricted Subsidiaries”, we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Series B notes.

Each Guarantee of the Series B notes:

(a)	is a general unsecured obligation of the Guarantor;

(b)	is subordinated in right of payment to all existing and future Senior Guarantor Indebtedness of the Guarantor; and

(c)	is pari passu in right of payment with any future senior subordinated Indebtedness of the Guarantor.

Principal, Maturity and Interest

The Series B notes will mature on August 15, 2013, will be issued in $200,000,000 aggregate principal amount, subject to the Company’s ability to issue additional notes of the same series as the notes, and will be unsecured senior subordinated obligations of the Company. As described in “Exchange Offer,” we have agreed to exchange all of our $200.0 million outstanding Series A notes for $200.0 million of Series B notes. Each Series B note will bear interest at the rate of 8 5/8% per annum from the date of its issuance or from the most recent interest payment date to which interest has been paid on the Series A notes accepted for exchange, payable semiannually in arrears on February 15 and August 15 in each year, commencing February 15, 2004, to the person in whose name the Series B note (or any predecessor Series B note) is registered at the close of business on the February 1 or August 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. (Sections 202, 301 and 309)

We may from time to time, without notice to or the consent of the holders of the Series B notes, create and issue further notes ranking equally with the Series B notes in all respects, subject to the limitations described under the caption “Certain Covenants—Limitation on Indebtedness.” The total amount of Series B notes which may be issued under the Indenture is unlimited. Any further notes may be consolidated and form a single series with the Series B notes, vote together with the Series B notes and have the same terms as to status, redemption or otherwise as the Series B notes. References to Series B notes in this “Description of Notes” includes these additional notes if they are in the same series, unless the context requires otherwise.

Issuance and Methods of Receiving Payments on the Series B notes

Principal of, premium, if any, and interest on the Series B notes will be payable, and the Series B notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. (Sections 301, 305 and 1002) The Series B notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. (Section 302) No service charge will be made for any registration of transfer, exchange or redemption of Series B notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. (Section 305)

Subsidiary Guarantees

Payment of the Series B notes will be guaranteed by the Guarantors jointly and severally, fully and unconditionally, on a senior subordinated basis. The Guarantors are comprised of all of the direct and indirect operative domestic Restricted Subsidiaries of the Company on the Issue Date. Substantially all of the Company’s operations are conducted through its subsidiaries. In addition, if any Restricted Subsidiary of the Company becomes a guarantor or obligor in respect of any other Indebtedness of the Company or any of the Restricted Subsidiaries, the Company shall cause such Restricted Subsidiary to enter into a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to guarantee the Company’s obligations under the Series B notes. If the Company defaults in payment of the principal of, premium, if any, or interest on the Series B notes, each of the Guarantors will be unconditionally, jointly and severally obligated to duly and punctually pay the same.

The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after (1) giving effect to all other contingent and fixed liabilities of such Guarantor, and (2) giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

Notwithstanding the foregoing, in certain circumstances a Guarantee of a Guarantor may be released pursuant to the provisions of subsection (c) under “ —Certain Covenants—Limitation on Issuances of Guarantees of and Pledges for Indebtedness.” The Company also may, at any time, cause a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Series B notes by such Restricted Subsidiary on the basis provided in the Indenture.

Optional Redemption

The Series B notes will be subject to redemption at any time on or after August 15, 2008 at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning August 15 of the years indicated below:

Year	Redemption Price
2008	104.313%
2009	102.875%
2010	101.438%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

In addition, at any time and from time to time on or prior to August 15, 2006, the Company may redeem up to an aggregate of 35% of the aggregate principal amount of the Series B notes issued under the Indenture at a redemption price equal to 108.625% of the aggregate principal amount of the Series B notes redeemed, plus accrued and unpaid interest, if any, to the redemption date with the Net Cash Proceeds from the issuance of any Qualified Capital Stock, provided that

•	At least 65% of the aggregate principal amount of the Series B notes issued under the Indenture must remain outstanding immediately after any such redemption; and

•	The redemption must occur no later than 60 days after such issuance and sale of Qualified Capital Stock.

Selection of Series B notes to be Redeemed

If less than all of the Series B notes are to be redeemed, the Trustee shall select the Series B notes or portions of them to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Series B notes are listed. If the Series B notes are not so listed, the Trustee shall select them on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable; provided, that Series B notes redeemed in part shall be redeemed only in integral multiples of $1,000 (subject to the procedures of The Depository Trust Company or any other Depositary). (Sections 203, 1101, 1104, 1105 and 1107)

Sinking Fund

The Series B notes will not be entitled to the benefit of any sinking fund.

Purchase of Series B notes Upon a Change of Control

General

If a Change of Control shall occur at any time, then each holder of Series B notes shall have the right to require that the Company purchase such holder’s Series B notes in whole or in part in integral multiples of

$1,000, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the aggregate principal amount of such Series B notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below (the “Change of Control Offer”) and in accordance with the other procedures set forth in the Indenture.

Procedure

Within 30 days of any Change of Control, or at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company shall notify the Trustee and give written notice of the Change of Control to each holder of Series B notes, by first-class mail, postage prepaid, at his address appearing in the security register. The notice will state, among other things,

(1)	that a Change of Control has occurred or will occur and the date of the event;

(2)	the circumstances and relevant facts regarding the Change of Control (including, but not limited to, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

(3)	the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

(4)	that any Series B note not tendered will continue to accrue interest;

(5)	that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Series B notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(6)	certain other procedures that a holder of Series B notes must follow to accept a Change of Control Offer or to withdraw such acceptance. (Section 1014)

Stipulations

If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient or be able to obtain financing to pay the Change of Control Purchase Price for all or any of the Series B notes that might be delivered by holders of the Series B notes seeking to accept the Change of Control Offer. See “—Ranking.” The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the Series B notes the rights described under the caption “—Events of Default.”

In addition to the obligations of the Company under the Indenture with respect to the Series B notes in the event of a Change of Control, all of the Company’s Indebtedness under our Floor Plan Facility, the Revolving Facility and the Mortgage Loan also contain an event of default upon a Change of Control as defined therein which obligates the Company to repay amounts outstanding under such indebtedness upon an acceleration of the Indebtedness issued thereunder. In addition, a Change of Control could result in a termination or nonrenewal of one or more of the Company’s franchise agreements or its other agreements with the Manufacturers.

The term “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law, the governing law of the Indenture, to represent a specific quantitative test. As a consequence, in the event the holders of the Series B notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

The existence of a holder’s right to require the Company to repurchase the holder’s Series B notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

The provisions of the Indenture will not afford holders of the Series B notes the right to require the Company to repurchase the Series B notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or its Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the Series B notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company’s management or its Affiliates, or a transaction involving a recapitalization of the Company, will only result in a Change of Control if it is the type of transaction specified by such definition.

The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

The Company will not be required to make a Change of Control Offer upon or in anticipation of a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements described in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Series B notes validly tendered and not withdrawn under such Change of Control Offer.

Ranking

General

The payment of the principal of, premium, if any, and interest on, the Series B notes will be subordinated, as set forth in the Indenture, in right of payment, to the prior payment in full of all Senior Indebtedness. The Series B notes will be senior subordinated indebtedness of the Company ranking pari passu with all other existing and future senior subordinated indebtedness of the Company and senior to all existing and future Subordinated Indebtedness of the Company.

Payment Stoppages

Upon the occurrence of any default in the payment of any Designated Senior Indebtedness beyond any applicable grace period and after the receipt by the Trustee from a representative of holders of any Designated Senior Indebtedness (collectively, a “Senior Representative”) of written notice of such default, no payment (other than payments previously made or set aside pursuant to the provisions described under “—Defeasance or Covenant Defeasance of Indenture”) or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding Permitted Junior Payments) may be made on account of the principal of, premium, if any, or interest on, the Series B notes or on account of the purchase, redemption, defeasance or other acquisition of or in respect of, the Series B notes unless and until such default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full after which the Company shall resume making any and all required payments in respect of the Series B notes, including any missed payments.

Upon the occurrence and during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated immediately (a “Non-payment Default”) and after the receipt by the Trustee and the Company from a Senior Representative of written notice of such Non-payment Default, no payment (other than payments previously made or set aside pursuant to the provisions described under “—Defeasance or Covenant Defeasance of Indenture”) or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Payments) may be made by the Company or any Subsidiary on account of the principal of, premium, if any, or interest on, the Series B notes or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Series B notes for the period specified below (the “Payment Blockage Period”).

The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a Senior Representative and shall end on the earliest of:

(i)	the 179th day after such commencement;

(ii)	the date on which such Non-payment Default (and all other Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full; or

(iii)	the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period.

After the occurrence of any of the dates set forth in clauses (i), (ii) or (iii), the Company will promptly resume making any and all required payments in respect of the Series B notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company and the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the “Initial Period”). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 365 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Series B notes may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

If the Company fails to make any payment on the Series B notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Series B notes to accelerate the maturity thereof. See “— Events of Default.”

Liquidation/Insolvency

The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full before any payment or distribution, excluding distributions of Permitted Junior Payments, is made on account of the principal of, premium, if any, or interest on the Series B notes or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Series B notes (other than payments previously made pursuant to the provisions described under “—Defeasance or Covenant Defeasance of Indenture”).

By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Series B notes. Funds which would be otherwise payable to the holders of the Series B notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full and the Company may be unable to meet its obligations fully with respect to the Series B notes.

Guarantees

Each Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future Indebtedness of such Guarantor that is expressly subordinated to Senior Guarantor Indebtedness. The Indebtedness evidenced by the Guarantees will be subordinated to Senior Guarantor Indebtedness to substantially the same extent as the Series B notes are subordinated to Senior Indebtedness and during any period when payment on the Series B notes is blocked by Designated Senior Indebtedness, payment on the Guarantees is similarly blocked.

Related Definitions

“Senior Indebtedness” means the principal of, premium, if any, and interest (including interest, to the extent allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Series B notes. Notwithstanding the foregoing, “Senior Indebtedness” shall (x) include the Floor Plan Facility and the Revolving Facility to the extent the Company is a party to them and (y) not include

(i)	Indebtedness evidenced by the Series B notes or Series A notes;

(ii)	Indebtedness evidenced by our 5 1/4% convertible senior subordinated notes due 2009;

(iii)	Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company;

(iv)	Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company;

(v)	Indebtedness which is represented by Redeemable Capital Stock;

(vi)	any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness;

(vii)	Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate’s Subsidiaries;

(viii)	to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by the Company, and amounts owed by the Company for compensation to employees or services rendered to the Company;

(ix)	that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture; and

(x)	Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

“Designated Senior Indebtedness” means (i) all Senior Indebtedness under the Floor Plan Facility, the Mortgage Loan or the Revolving Facility and (ii) any other Senior Indebtedness which at the time of determination has an aggregate principal amount outstanding of at least $25 million and which is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as “Designated Senior Indebtedness” by the Company.

“Senior Guarantor Indebtedness” means the principal of, premium, if any, and interest (including interest, to the extent allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any Indebtedness of any Guarantor (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantee. Notwithstanding the foregoing, “Senior Guarantor Indebtedness” shall (x) include the Floor Plan Facility, the Mortgage Loan and the Revolving Facility to the extent any Guarantor is a party thereto and (y) not include

(i)	Indebtedness evidenced by the Guarantees or the Guarantees with respect to the Series A notes;

(ii)	Indebtedness that is subordinated or junior in right of payment to any Indebtedness of any Guarantor;

(iii)	Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to any Guarantor;

(iv)	Indebtedness which is represented by Redeemable Capital Stock;

(v)	any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor to the extent such liability constitutes Indebtedness;

(vi)	Indebtedness of any Guarantor to a Subsidiary or any other Affiliate of the Company or any of such Affiliate’s Subsidiaries;

(vii)	to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by such Guarantor, and amounts owed by such Guarantor for compensation to employees or services rendered to such Guarantor;

(viii)	that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture; and

(ix)	Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

Limitation on Future Indebtedness

The Indenture will limit, but not prohibit, the incurrence by the Company and its Subsidiaries of additional Indebtedness. It will prohibit the incurrence by the Company of Indebtedness that is subordinated in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Series B notes.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Indebtedness.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Company or any Guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.00:1. (Section 1008)

Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Indebtedness”):

(i)	Indebtedness of the Company and the Guarantors under the Revolving Facility in an aggregate principal amount at any one time outstanding, not to exceed the greater of (a) $550 million or (b) 20% of the Company’s Consolidated Tangible Assets, in any case under the Revolving Facility or in respect of letters of credit thereunder;

(ii)	Indebtedness of the Company and the Guarantors under the Mortgage Loan in an amount not to exceed $100.0 million at any time outstanding;

(iii)	Indebtedness of the Company and the Guarantors under any Inventory Facility;

(iv)	Indebtedness of the Company pursuant to the Series A notes and Indebtedness of any Guarantor pursuant to a Guarantee of the Series A notes;

(v)	Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date, listed on a schedule to the Indenture and not otherwise referred to in this definition of “Permitted Indebtedness”;

(vi)	Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Indenture and is unsecured and is subordinated in right of payment from and after such time as the Series B notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company’s obligations under the Series B notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this clause (vi);

(vii)	Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vii), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (vii);

(viii)	guarantees of any Restricted Subsidiary made in accordance with the provisions of “— Limitation on Issuances of Guarantees of and Pledges for Indebtedness”;

(ix)	obligations of the Company or any Guarantor entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Agreements, relating to (i) Indebtedness of the Company or any Restricted Subsidiary and/or (ii) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder or (c) under any Commodity Price Protection Agreements which do not increase the amount of Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

(x)	Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, in an aggregate principal amount pursuant to this clause (x) not to exceed $35 million outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (x) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

(xi)	obligations arising from agreements by the Company or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, earn-outs or other similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets of a Restricted Subsidiary;

(xii)	Indebtedness in the ordinary course of business to support the Company’s or a Restricted Subsidiary’s insurance or self-insurance obligations for workers’ compensation and other similar insurance coverages;

(xiii)	guarantees by the Company or a Guarantor of Indebtedness of a Restricted Subsidiary that was permitted to be incurred under the covenant described under the caption “—Limitation on Indebtedness;”

(xiv)	any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness incurred pursuant to the first paragraph of this covenant or described in clauses (iv) and (v) (other than the 11% Notes) of this definition of “Permitted Indebtedness,” including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) does not exceed the initial principal amount of such Indebtedness plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and (A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Series B notes at least to the same extent as the Indebtedness being refinanced and (B) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

(xv)	Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of occurrence;

(xvi)	Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to (a) defease the Series B notes as described under the caption “Defeasance or Covenant Defeasance of Indenture” or (b) redeem the Series B notes, as described under the caption “Optional Redemption”;

(xvii)	shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Wholly-Owned Restricted Subsidiary of the Company; provided that any subsequent transfer of any such shares of Preferred Stock (except to the Company or a Wholly-Owned Restricted Subsidiary of the Company) shall be deemed to be an issuance of Preferred Stock that was not permitted by this clause (xvii); and

(xviii)	Indebtedness of the Company and its Restricted Subsidiaries or any Guarantor in addition to that described in clauses (i) through (xvii) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $40 million outstanding at any one time in the aggregate.

For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types. Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock will not be deemed to be an incurrence of

Indebtedness for purposes of this covenant provided, in each such case, that the amount thereof as accrued over time is included in the Consolidated Fixed Charge Coverage Ratio of the Company.

Limitation on Restricted Payments.    (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(i)	declare or pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(ii)	purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or any Capital Stock of any Affiliate of the Company, including any Subsidiary of the Company (other than Capital Stock of any Restricted Subsidiary of the Company), or options, warrants or other rights to acquire such Capital Stock;

(iii)	make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

(iv)	declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than:

(a)	to the Company or any of its Wholly-Owned Restricted Subsidiaries; or

(b)	dividends or distributions made by a Restricted Subsidiary:

(1)	organized as a partnership, limited liability company or similar pass-through entity to the holders of its Capital Stock in amounts sufficient to satisfy the tax liabilities arising from their ownership of such Capital Stock; or

(2)	on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(v)	make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing actions described in clauses (i) through (v), other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless

(1)	immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of the Company or its Restricted Subsidiaries;

(2)	immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under “—Limitation on Indebtedness;” and

(3)	after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the Issue Date and all Designation Amounts does not exceed the sum of:

(A)	50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company’s fiscal quarter during which the Issue Date fell and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment, or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss;

(B)	the aggregate Net Cash Proceeds received after the Issue Date by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(C)	the aggregate Net Cash Proceeds received after the Issue Date, by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(D)	the aggregate Net Cash Proceeds received after the Issue Date, by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the Issue Date, upon the conversion or exchange of such debt securities or Redeemable Capital Stock, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(E)	(a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to (a) the lesser of (i) the return of capital with respect to such Investment and (ii) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and (b) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary for purposes of the Indenture (in each case, as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary; and

(F)	any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

(b) Notwithstanding the foregoing, and in the case of clauses (ii) through (iv) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (iv) and (vii) through (xiv) being referred to as a “Permitted Payment”):

(i)	the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on the date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this Section;

(ii)	the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for, including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(C) of paragraph (a) of this Section;

(iii)	the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(C) of paragraph (a) of this Section;

(iv)	the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a “refinancing”) through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness

(1)	shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing;

(2)	has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Series B notes;

(3)	has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Series B notes; and

(4)	is expressly subordinated in right of payment to the Series B notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

(v)	the purchase, redemption, or other acquisition or retirement for value of any class of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or any Subsidiary in an amount not to exceed $2.0 million in the aggregate in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Capital Stock by the Company to members of management of the Company or any Restricted Subsidiary; provided that the Company may carry over and make in a subsequent twelve-month period, in addition to the amount otherwise permitted for such twelve-month period, the amount of such purchase, redemptions or other acquisitions for value permitted to have been made but not made in any preceding twelve-month period; provided that the aggregate repurchases, redemptions or other acquisitions or retirements for value does not exceed $4.0 million in any twelve-month period;

(vi)	the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company issued pursuant to acquisitions by the Company to the extent required by or needed to comply with the requirements of any of the Manufacturers with which the Company or a Restricted Subsidiary is a party to a franchise agreement;

(vii)	the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal on the Smith Subordinated Loan;

(viii)	the payment of the contingent purchase price or the payment of the deferred purchase price, including holdbacks (and the receipt of any corresponding consideration therefor), of an acquisition to the extent any such payment would be deemed a Restricted Payment and would otherwise have been permitted by the Indenture at the time of such acquisition;

(ix)	the repurchase of Capital Stock of the Company issued to sellers of businesses acquired by the Company or its Restricted Subsidiaries, in an amount not to exceed $5.0 million during the term of the Indenture;

(x)	the repurchase of Capital Stock deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options;

(xi)	the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible or exercisable for Capital Stock of the Company;

(xii)	payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with the covenant described under the caption “—Consolidation, Merger or Sale of Assets”;

(xiii)	the making of any Restricted Payments after the date of the Indenture not exceeding in the aggregate $100 million; provided that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and

(xiv)	the payment of cash dividends on the Company’s Qualified Capital Stock in the aggregate amount per fiscal quarter equal to $0.10 per share for each share of the Company’s Qualified Capital Stock outstanding as of the quarterly record date for dividends payable in respect of such fiscal quarter (as such amount shall be adjusted for changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions), provided, however, in the event a Change of Control occurs, the aggregate amounts permitted to be paid in cash dividends per fiscal quarter shall not exceed the aggregate amounts of such cash dividends paid in the same fiscal quarter most recently occurring prior to such Change of Control, provided, further, that for purposes of this exception, shares of Qualified Capital Stock issued for less than fair market value (other than shares issued pursuant to options or otherwise in accordance with the Company’s stock option, employee stock purchase or other equity compensation plans) shall not be deemed outstanding; provided, further, that no Default or Event of Default shall have occurred and be continuing immediately after such transaction. (Section 1009)

Limitation on Transactions with Affiliates.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and

(a)	such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party;

(b)	with respect to any transaction or series of related transactions involving aggregate value in excess of $2.0 million the Company delivers an officers’ certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above or such transaction or series of related transactions is approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director; and

(c)	with respect to any transaction or series of related transactions involving aggregate value in excess of $5.0 million, either (i) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (ii) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this provision shall not apply to:

(i)	compensation and employee benefit arrangements with any officer or director of the Company, including under any stock option or stock incentive plans, entered into in the ordinary course of business;

(ii)	any transaction permitted as a Restricted Payment pursuant to the covenant described in “—Limitation on Restricted Payments”;

(iii)	the payment of customary fees to directors of the Company and its Restricted Subsidiaries;

(iv)	any transaction with any officer or member of the Board of Directors of the Company involving indemnification arrangements;

(v)	loans or advances to officers of the Company in the ordinary course of business not to exceed $1 million in any calendar year; and

(vi)	any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date and any renewals, replacements or modifications of such obligations (pursuant to new transactions or otherwise) on terms no less favorable than could be received from an unaffiliated third party. (Section 1010)

Limitation on Liens.    The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, (1) create, incur or affirm any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness, including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the Issue Date or acquired after the Issue Date, or (2) assign or convey any right to receive any income or profits from such Liens, unless the Series B notes or a Guarantee in the case of Liens of a Guarantor are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Series B notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for Liens:

(A)	securing any Indebtedness which became Indebtedness pursuant to a transaction permitted under “—Consolidation, Merger, Sale of Assets” or securing Acquired Indebtedness which was created prior to (and not created in connection with, or in contemplation of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Indebtedness is permitted under the provisions of “—Limitation on Indebtedness”; or

(B)	securing any Indebtedness incurred in connection with any refinancing, renewal, substitutions or replacements of any such Indebtedness described in clause (A), so long as the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing by an amount greater than the lesser of:

(i)	the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced; or

(ii)	the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, provided, however, that in the case of clauses (A) and (B), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or its Restricted Subsidiaries. Notwithstanding the foregoing, any Lien securing the Series B notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Pari Passu Indebtedness or Subordinated Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holders of all such Pari Passu Indebtedness or Subordinated Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien. (Section 1011)

Limitation on Sale of Assets.    (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale consists of:

(A)	cash or Cash Equivalents;

(B)	the assumption of Senior Indebtedness or Senior Guarantor Indebtedness by the party acquiring the assets from the Company of any Restricted Subsidiary;

(C)	Replacement Assets;

(D)	Designated Noncash Consideration; or

(E)	a combination of any of the foregoing; and

(ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the board of directors of the Company and evidenced in a board resolution); provided that any notes or other obligations received by the Company or any such Restricted Subsidiary from any transferee of assets from the Company or such Restricted Subsidiary that are converted by the Company or such Restricted Subsidiary into cash at Fair Market Value within 30 days after receipt shall be deemed to be cash for purposes of this provision.

(b) If:

(A)	all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness or Senior Guarantor Indebtedness then outstanding as required by the terms thereof;

(B)	the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or Senior Guarantor Indebtedness; or

(C)	if no such Senior Indebtedness or Senior Guarantor Indebtedness that requires prepayment is then outstanding (or such prepayment is waived);

then the Company or a Restricted Subsidiary may within 365 days of the Asset Sale invest the Net Cash Proceeds in Replacement Assets. The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale as set forth in this paragraph constitutes “Excess Proceeds.”

(c) When the aggregate amount of Excess Proceeds exceeds $10 million or more, the Company will apply the Excess Proceeds to the repayment of the Series B notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows:

(A)	the Company will make an offer to purchase (an “Offer”) from all holders of the Series B notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Series B notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Series B notes, and the denominator of which is the sum of the outstanding principal amount of the Series B notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Series B notes tendered) and

(B)

to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Note Amount.

However, in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Series B notes will be payable in cash in an amount equal to 100% of the principal amount of the Series B notes plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Series B notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Series B notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Series B notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Series B notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

(d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Series B notes and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

(e) The Indenture will provide that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. (Section 1012)

Limitation on Issuances of Guarantees of and Pledges for Indebtedness.    (a) The Company will not cause or permit any Restricted Subsidiary, other than a Guarantor, directly or indirectly, to secure the payment of any Senior Indebtedness of the Company and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than a Guarantor) to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Series B notes by such Restricted Subsidiary within 30 days. The guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the Series B notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Series B notes are subordinated to Senior Indebtedness of the Company under the Indenture.

(b) The Company will not cause or permit any Restricted Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Restricted Subsidiary unless such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the Series B notes within 30 days on the same terms as the guarantee of such Indebtedness except that

(A)	such guarantee need not be secured unless required pursuant to “— Limitation on Liens,”

(B)	if such Indebtedness is by its terms Senior Indebtedness, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be senior to such Restricted Subsidiary’s Guarantee of the Series B notes to the same extent as such Senior Indebtedness is senior to the Series B notes and

(C)	if such Indebtedness is by its terms expressly subordinated to the Series B notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary’s Guarantee of the Series B notes at least to the same extent as such Indebtedness is subordinated to the Series B notes.

(c) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Series B notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of the Indenture and pursuant to which transaction such Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries or (ii) the release by the holders of the Indebtedness of the Company of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness). (Section 1013)

Limitation on Senior Subordinated Indebtedness.    The Company will not, and will not permit or cause any Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Series B notes or the Guarantee of such Guarantor or subordinated in right of payment to the Series B notes or such Guarantee at least to the same extent as the Series B notes or such Guarantee are subordinated in right of payment to Senior Indebtedness or such Guarantor’s Senior Guarantor Indebtedness, as the case may be, as set forth in the Indenture. (Section 1017)

Limitation on Subsidiary Preferred Stock.    The Company will not permit

(a)	any Restricted Subsidiary of the Company to issue, sell or transfer any Preferred Stock, except for (i) Preferred Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Restricted Subsidiary and (ii) Preferred Stock issued by a Person prior to the time

(A)	such Person becomes a Restricted Subsidiary,

(B)	such Person merges with or into a Restricted Subsidiary or

(C)	a Restricted Subsidiary merges with or into such Person;

provided that such Preferred Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C) or

(b)	any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to acquire Preferred Stock of any Restricted Subsidiary from the Company or any Restricted Subsidiary, except, in the case of clause (a) or (b), or upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Indenture. (Section 1015)

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

(i)	pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits,

(ii)	pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

(iii)	make any Investment in the Company or any other Restricted Subsidiary or

(iv)	transfer any of its properties or assets to the Company or any other Restricted Subsidiary,

except for:

(a)	any encumbrance or restriction pursuant to an agreement in effect on the Issue Date;

(b)	any encumbrance or restriction, with respect to a Restricted Subsidiary that was not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(c)	customary provisions contained in an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided however that the restrictions are applicable only to such Restricted Subsidiary or assets;

(d)	any encumbrance or restriction existing under or by reason of applicable law or any requirement of any regulatory body;

(e)	customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;

(f)	covenants in franchise agreements with Manufacturers customary for franchise agreements in the automobile retailing industry;

(g)	any encumbrance or restriction contained in any Purchase Money Obligations for property to the extent such restriction or encumbrance restricts the transfer of such property;

(h)	any encumbrances or restrictions in security agreements securing Indebtedness (other than Subordinated Indebtedness) of a Guarantor (including any Inventory Facility) (to the extent that such Liens are otherwise incurred in accordance with “—Limitation on Liens”) that restrict the transfer of property subject to such agreements, provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Indebtedness is repaid;

(i)	covenants in Inventory Facilities customary for inventory and floor plan financing in the automobile retailing industry;

(j)	any encumbrance related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiary so long as such encumbrance was not entered into in contemplation of the acquisition, merger or consolidation transaction;

(k)	customary non-assignment provisions contained in (a) any lease governing a leasehold interest or (b) any supply, license or other agreement entered into in the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(l)	Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “Limitations on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(m)	restrictions on cash or other deposits or net worth imposed by customers or vendors under contracts entered into in the ordinary course of business;

(n)	restrictions contained in any other indenture or instrument governing debt or preferred securities that are not materially more restrictive, taken as a whole, than those contained in the Indenture governing the Series B notes; and

(o)	any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b), (j) or in this clause (o), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced. (Section 1016)

Limitation on Unrestricted Subsidiaries.    The Company may designate after the Issue Date any Subsidiary as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(b) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of “—Limitation on Restricted Payments” above in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s board of directors;

(c) the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “—Limitation on Indebtedness” at the time of such Designation (assuming the effectiveness of such Designation);

(d) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

(e) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Series B notes; and

(f) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant “—Limitation on Restricted Payments” for all purposes of the Indenture in the Designation Amount.

The Indenture will also provide that the Company shall not and shall not cause or permit any Restricted Subsidiary to at any time (x) provide credit support for, or subject any of its property or assets, other than the Capital Stock of any Unrestricted Subsidiary, to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary, including any undertaking, agreement or instrument evidencing such Indebtedness, (other than Permitted Investments in Unrestricted Subsidiaries) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(a)	no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(b)	all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

(c)	unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “—Limitation on Indebtedness.”

All Designations and Revocations must be evidenced by a resolution of the board of directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions. (Section 1018)

Provision of Financial Statements.    Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company and each Guarantor (to the extent such Guarantor would be required if subject to Section 13(a) or 15(d) of the Exchange Act) will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) if the Company or such Guarantor were so subject. The documents are to be filed with the Commission on or prior to the date (the “Required Filing Date”) by which the Company and such Guarantor would have been required so to file such documents if the Company and such Guarantor were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date

(i)	transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders; and

(ii)	file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company and such Guarantor were subject to either of such Sections; and

(y) if filing such documents by the Company and such Guarantor with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company’s cost.

If any Guarantor’s financial statements would be required to be included in the financial statements filed or delivered pursuant to the Indenture if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall include such Guarantor’s financial statements in any filing or delivery pursuant to the Indenture. The Indenture also provides that, so long as any of the Series A notes remain outstanding, the Company will make available to any prospective purchaser of Series A notes or beneficial owner of Series A notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Series A notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Series A notes pursuant to an effective registration statement under the Securities Act. (Section 1019)

Additional Covenants.    The Indenture also contains covenants with respect to the following matters:

(i)	payment of principal, premium and interest;

(ii)	maintenance of an office or agency in The City of New York;

(iii)	arrangements regarding the handling of money held in trust;

(iv)	maintenance of corporate existence;

(v)	payment of taxes and other claims;

(vi)	maintenance of properties; and

(vii)	maintenance of insurance.

Consolidation, Merger, Sale of Assets

The Company

The Company will not, in a single transaction or through a series of related transactions, (1) consolidate with or merge with or into any other Person; (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons; or (3) permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

(i)	either (a) the Company will be the continuing corporation (in the case of a consolidation or merger involving the Company) or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Series B notes, the Indenture and the Registration Rights Agreement, as the case may be, and the Series B notes, the Indenture and the Registration Rights Agreement (to the extent any obligations remain under the Registration Rights Agreement) will remain in full force and effect as so supplemented;

(ii)	immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(iii)	immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of “—Certain Covenants—Limitation on Indebtedness;”

(iv)	at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and under the Series B notes;

(v)	at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of “—Certain Covenants—Limitation on Liens” are complied with; and

(vi)	at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. (Section 801)

The Guarantors

Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, (1) consolidate with or merge with or into any other Person (other than the Company or any Guarantor); (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person or group of Persons (other than the Company or any Guarantor); or (3) permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the

Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(i)	either (a) the Guarantor will be the continuing entity, in the case of a consolidation or merger involving the Guarantor or (b) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) is duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Series B notes, the Indenture and the Registration Rights Agreement and such Guarantee, Indenture and Registration Rights Agreement (to the extent any obligations remain under the Registration Rights Agreements) will remain in full force and effect;

(ii)	immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(iii)	at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

However, the foregoing limitations do not apply to any Guarantor whose Guarantee of the Series B notes is unconditionally released and discharged in accordance with paragraph (c) under the provisions of “—Certain Covenants—Limitation on Issuances of Guarantees of and Pledges for Indebtedness.” (Section 801)

In the event of any transaction (other than a transfer by lease or a sale of substantially all of the assets of the Company or a Guarantor that results in the sale, assignment, conveyance, transfer or other disposition of assets constituting or accounting for less than 95% of the consolidated assets, revenues or Consolidated Net Income (Loss) of the Company or such Guarantor, as the case may be) described in and complying with the conditions listed in the two immediately preceding subsections in which the Company or any Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under the Indenture, the Series B notes and/or the related Guarantees, as the case may be, and the Company or any Guarantor, as the case may be, shall be discharged from all obligations and covenants under the Indenture and the Series B notes or its Guarantee, as the case may be. (Section 802)

Nothing in this covenant shall prohibit a merger or consolidation of the Company or any of the Guarantors into an Affiliate organized in the United States solely for the purpose of changing the entity’s jurisdiction of organization.

Events of Default

An Event of Default will occur under the Indenture if:

(1)	there shall be a default in the payment of any interest on any Series B note when it becomes due and payable, and such default shall continue for a period of 30 days, whether or not prohibited by the subordination provisions of the Indenture;

(2)	there shall be a default in the payment of the principal of (or premium, if any, on) any Series B note at its Maturity (upon acceleration, optional or mandatory redemption if any, required repurchase or otherwise), whether or not prohibited by the subordination provisions of the Indenture;

(3)	(a) there shall be a default in the performance, or breach, of any covenant or agreement of the

Company or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or in clause (b), (c) or (d) of this clause (3)) and such default or breach shall continue for a period of 60 days after written notice (30 days in the case of a default in the covenants described under “—Certain Covenants—Limitation on Indebtedness” or “—Limitation on Restricted Payments”) has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Series B notes;

(b)	there shall be a default in the performance or breach of the provisions described in “—Consolidation, Merger, Sale of Assets”;

(c)	the Company shall have failed to consummate an Offer in accordance with the provisions of “—Certain Covenants—Limitation on Sale of Assets”; or

(d)	the Company shall have failed to consummate a Change of Control Offer in accordance with the provisions of “—Purchase of Series B notes Upon a Change of Control”;

(4)	one or more defaults, individually or in the aggregate, shall have occurred under any of the agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $20.0 million in principal amount, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its stated final maturity or (b) such default or defaults resulted in the acceleration of the maturity of such Indebtedness;

(5)	any Guarantee shall for any reason ceases to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

(6)	one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency for the payment of money in excess of $20.0 million, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance, if and to the extent the insurer has acknowledged in writing its liability therefor), shall be rendered against the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(7)	there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order:

(i)	adjudging the Company or any Significant Restricted Subsidiary bankrupt or insolvent;

(ii)	seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary under any applicable federal or state law;

(iii)	appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Restricted Subsidiary or of any substantial part of their respective properties; or

(iv)	ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(8) (a)	the Company or any Significant Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

(b)	the Company or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

(c)	the Company or any Significant Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

(d)	the Company or any Significant Restricted Subsidiary

(i)	consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Restricted Subsidiary or of any substantial part of their respective properties,

(ii)	makes an assignment for the benefit of creditors or

(iii)	admits in writing its inability to pay its debts generally as they become due or

(e)	the Company or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (8). (Section 501)

Result of Events of Default

If an Event of Default (other than as specified in clauses (7) and (8) of the prior paragraph) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Series B notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Series B notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the Series B notes). Upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (7) or (8) of the prior paragraph occurs and is continuing, then all the Series B notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Series B notes, together with accrued and unpaid interest, if any, to the date the Series B notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Series B notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Series B notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a)	the Company has paid or deposited with the Trustee a sum sufficient to pay

(i)	all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii)	all overdue interest on all Series B notes then outstanding,

(iii)	the principal of and premium, if any, on any Series B notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Series B notes and

(iv)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Series B notes;

(b)	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c)	all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Series B notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon. (Section 502)

Waiver of Default by Noteholders

The holders of not less than a majority in aggregate principal amount of the Series B notes outstanding may on behalf of the holders of all outstanding Series B notes waive any past default under the Indenture and its consequences, except a default (i) in the payment of the principal of, premium, if any, or interest on any Series B note, which may only be waived with the consent of each holder of Series B notes effected or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Series B note affected by such modification or amendment. (Section 513)

Legal Rights of Noteholders

No holder of any of the Series B notes has any right to institute any proceedings with respect to the Series B notes, the Indenture or any remedy thereunder, unless

(1)	the holders of at least 25% in aggregate principal amount of the outstanding Series B notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Series B notes and the Indenture;

(2)	the Trustee has failed to institute such proceeding within 15 days after receipt of such notice; and

(3)	the Trustee, within such 15-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Series B notes.

Such limitations do not, however, apply to a suit instituted by a holder of a Series B note for the enforcement of the payment of the principal of, premium, if any, or interest on such Series B note on or after the respective due dates expressed in such Series B note.

Notice to and Action of Trustees

The Company is required to notify the Trustee within five business days of the occurrence of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. (Section 1020) The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Series B notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby. (Section 603)

The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders

No director, officer, employee, member, partner or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Series B notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Series B notes by accepting a Series B note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series B notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance or Covenant Defeasance of Indenture

The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the Series B notes discharged with respect to the outstanding Series B notes (“defeasance”). Such defeasance means that the Company, any such Guarantor and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Series B notes, except for

(i)	the rights of holders of such outstanding Series B notes to receive payments in respect of the principal of, premium, if any, and interest on such Series B notes when such payments are due,

(ii)	the Company’s obligations with respect to the Series B notes concerning issuing temporary Series B notes, registration of Series B notes, mutilated, destroyed, lost or stolen Series B notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(iii)	the rights, powers, trusts, duties and immunities of the Trustee and

(iv)	the defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture (“covenant defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Series B notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Series B notes. (Sections 401, 402 and 403)

In order to exercise either defeasance or covenant defeasance,

(i)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Series B notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Series B notes on the Stated Maturity (or on any date after August 15, 2008 (such date being referred to as the “Defeasance Redemption Date”), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Series B notes on the Defeasance Redemption Date);

(ii)	in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Series B notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(iii)	in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Series B notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(iv)

no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (7) or (8) under the first paragraph under “— Events of Default” are concerned, at any time during the period ending on the 91st day after the date of deposit (other than a Default which results from the borrowing of amounts to finance the defeasance and which borrowing does not result in a breach or violation of, or constitute a default, under any other material agreement or instrument to which the Company or any Restricted Subsidiary is a party or to which it is bound);

(v)	such defeasance or covenant defeasance shall not cause the Trustee for the Series B notes to have a conflicting interest as defined in the Indenture in violation of and for purposes of the Trust Indenture Act with respect to any other securities of the Company or any Guarantor;

(vi)	such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which it is bound;

(vii)	such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

(viii)	the Company will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that (assuming that no holder of any Series B notes would be considered an insider of the Company under any applicable bankruptcy or insolvency law and assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(ix)	the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Series B notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

(x)	no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Series B notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

(xi)	the Company will have delivered to the Trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 404)

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Series B notes as expressly provided for in the Indenture) as to all outstanding Series B notes under the Indenture when

(a)	either (i) all such Series B notes theretofore authenticated and delivered (except lost, stolen or destroyed Series B notes which have been replaced or paid or Series B notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (ii) all Series B notes not theretofore delivered to the Trustee for cancellation

(x)	have become due and payable,

(y)	will become due and payable at their Stated Maturity within one year, or

(z)	are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Series B notes not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest on such Series B notes at such Maturity, Stated Maturity or redemption date;

(b)	the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Guarantor; and

(c)	the Company has delivered to the Trustee an officers’ certificate and an opinion of independent counsel in form and substance reasonably satisfactory to the Trustee each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which the Company, any Guarantor or any Restricted Subsidiary is bound. (Section 1201)

Modifications and Amendments

With Noteholder Consent

Modifications and amendments of the Indenture may be made by the Company, each Guarantor, if any, and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of the Series B notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Series B notes); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Series B note affected thereby:

(i)	change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Series B note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Series B note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(ii)	amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with “—Certain Covenants—Limitation on Sale of Assets” or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with “—Purchase of Series B notes Upon a Change of Control,” including, in each case, amending, changing or modifying any definitions relating thereto, but only to the extent such definitions relate thereto;

(iii)	reduce the percentage in principal amount of such outstanding Series B notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture;

(iv)	modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Series B notes required for any such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Series B note affected thereby;

(v)	except as otherwise permitted under “—Consolidation, Merger, Sale of Assets,” consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or

(vi)	amend or modify any of the provisions of the Indenture in any manner which subordinates the Series B notes issued under the Indenture in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing such Guarantee. (Section 902)

Without Noteholder Consent

Notwithstanding the foregoing, without the consent of any holders of the Series B notes, the Company, any Guarantor, any other obligor under the Series B notes and the Trustee may modify or amend the Indenture:

(a)	to evidence the succession of another Person to the Company or a Guarantor or any other obligor upon the Series B notes, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor in the Indenture and in the Series B notes and in any Guarantee in accordance with “— Consolidation, Merger, Sale of Assets;”

(b)	to add to the covenants of the Company, any Guarantor or any other obligor upon the Series B notes for the benefit of the holders of the Series B notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Series B notes, as applicable, in the Indenture, in the Series B notes or in any Guarantee;

(c)	to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture, the Series B notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Series B notes or any Guarantee or to make any other provisions with respect to matters or questions arising under the Indenture, the Series B notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Series B notes;

(d)	to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(e)	to add a Guarantor under the Indenture;

(f)	to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or

(g)	to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Series B notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise. (Section 901)

The holders of a majority in aggregate principal amount of the Series B notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture. (Section 1021)

Governing Law

The Indenture, the Series B notes and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee. (Sections 608 and 611)

The holders of a majority in principal amount of the then outstanding Series B notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the

Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs, which has not been cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Series B notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. (Sections 512, 601 and 603)

Certain Definitions

“Acquired Indebtedness” means Indebtedness of a Person:

(i)	existing at the time such Person becomes a Restricted Subsidiary;

(ii)	Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person; or

(iii)	assumed in connection with the acquisition of assets from such Person,

in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Affiliate” means, with respect to any specified Person:

(i)	any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person;

(ii)	any other Person that owns, directly or indirectly, ten percent or more of such specified Person’s Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or

(iii)	any other Person, ten percent or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person.

For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition, including, without limitation, by way of merger, consolidation or sale and leaseback transaction (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(i)	any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares and transfers of Capital Stock required by a Manufacturer to the extent the Company does not receive cash or Cash Equivalents for such Capital Stock);

(ii)	all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(iii)	any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets:

(A)	that is governed by the provisions described under “—Consolidation, Merger, Sale of Assets,”

(B)	that is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of the Indenture,

(C)	that is of obsolete equipment,

(D)	that consists of defaulted receivables for collection or any sale, transfer or other disposition of defaulted receivables for collection,

(E)	the Fair Market Value of which in the aggregate does not exceed $2.5 million in any transaction or series of related transactions, or

(F)	any Restricted Payment permitted under the caption “—Certain Covenants—Limitation on Restricted Payments.”

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to the bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation on the books of the lessee.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents, however designated, of such Person’s capital stock or other equity interests whether now outstanding or issued after the Issue Date, including limited liability company interests, partnership interests (whether general or limited), any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Indebtedness), the issuing Person, including any Preferred Stock and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means

(i)	marketable direct obligations, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America,

(ii)	any certificate of deposit, maturing not more than one year after the date of acquisition, issued by a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s Investors Service, Inc. (“Moody’s”) or any successor rating agency or “A-1” (or higher) according to Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc. (“S&P”), or any successor rating agency,

(iii)	commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, and

(iv)	any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P.

“Change of Control” means the occurrence of any of the following events:

(i)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the Company;

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office;

(iii)	the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A)	the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under “—Certain Covenants—Limitation on Restricted Payments” (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under “—Certain Covenants—Limitation on Restricted Payments”); and

(B)	immediately after such transaction, no “person” or “group,” other than Permitted Holders, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, more than 35% of the total outstanding Voting Stock of the surviving corporation; or

(iv)	the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “—Consolidation, Merger, Sale of Assets.”

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

“Class A Common Stock” means the Company’s Class A common stock, par value $.01 per share, or any successor common stock thereto.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

“Company” means Sonic Automotive, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of:

(a)	the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all noncash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to noncash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

(b)	the sum of Consolidated Interest Expense for such period and cash and noncash dividends paid on any Preferred Stock of such Person during such period, in each case after giving pro forma effect to

(i)	the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(ii)	the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(iii)	in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(iv)	any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

provided that

(i)	in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (subject to any applicable Interest Rate Agreement) and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and

(ii)	in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of

(a)	the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis (other than interest expense under any Inventory Facility), including, without limitation,

(i)	amortization of debt discount,

(ii)	the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),

(iii)	the interest portion of any deferred payment obligation,

(iv)	all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and

(v)	accrued interest; plus

(b)	(i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and (ii) all capitalized interest of such Person and its Restricted Subsidiaries; plus

(c)	the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a)(iv) above, whether or not paid by such Person or its Restricted Subsidiaries but excluding, in the case of (a), (b) and (c), the amortization or write-off of deferred financing costs.

“Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(i)	all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

(ii)	the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

(iii)	net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination,

(iv)	any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(v)	gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business,

(vi)	the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

(vii)	any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the Issue Date, or

(viii)	any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP, excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period.

“Consolidated Tangible Assets” of any Person means (a) all amounts that would be shown as assets on a Consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an officer’s certificate, setting forth the basis of the valuation. The aggregate Fair Market Value of the Designated Noncash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Noncash Consideration received to the date thereof and then held by the Company or a Restricted Subsidiary, may not exceed $25 million in the aggregate outstanding at any one time (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of the Company acting in good faith and shall be evidenced by a resolution of the board of directors.

“Floor Plan Facility” means an agreement from Ford Motor Credit Company, DaimlerChrysler Services of North America LLC, Toyota Motor Credit Corporation, General Motors Acceptance Corporation or any other bank or asset-based lender pursuant to which the Company or any Restricted Subsidiary incurs Indebtedness all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies to be sold in the ordinary course of business of the Company and its Restricted Subsidiaries and which may not be secured except by a Lien that does not extend to or cover any property other than the property of the dealership(s) which use the proceeds of the Floor Plan Facility.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which (i) for the purpose of determining compliance with the covenants contained in the Indenture were in effect as of the Issue Date and (ii) for purposes of complying with the reporting requirements contained in the Indenture are in effect from time to time.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

(i)	to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(ii)	to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(iii)	to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(iv)	to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

(v)	otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means any Subsidiary which is a guarantor of the Series B notes, including any Person that is required to execute a guarantee of the Series B notes pursuant to “ —Certain Covenants—Limitation on Liens” or “—Limitation on Issuance of Guarantees of and Pledges for Indebtedness” covenant until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

“Indebtedness” means, with respect to any Person, without duplication,

(i)	all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(ii)	all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(iii)	all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

(iv)	all net obligations of such Person under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person,

(v)	all Capital Lease Obligations of such Person,

(vi)

all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(vii)	all Guaranteed Debt of such Person,

(viii)	all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(ix)	Preferred Stock of any Restricted Subsidiary of the Company which is not a Guarantor and

(x)	any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (ix) above.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

“Indenture Obligations” means the obligations of the Company and any other obligor under the Indenture or under the Series B notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Series B notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Series B notes, according to the respective terms thereof.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Inventory Facility” means any Floor Plan Facility or any other agreement, including pursuant to a commercial paper program, pursuant to which the Company or any Restricted Subsidiary incurs Indebtedness, the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies to be sold in the ordinary course of business of the Company and its Restricted Subsidiaries and which may not be secured except by a Lien that does not extend to or cover any property other than the property of the dealership(s) which use the proceeds of the Inventory Facility or other dealerships who have incurred Indebtedness from the same lender.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan, including guarantees, or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) (but for clarity purposes excluding trade receivables and prepaid expenses, in each case arising in the ordinary course of business), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means the original issue date of the Series A notes under the Indenture.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Manufacturer” means a vehicle manufacturer which is a party to a dealership franchise agreement with the Company or any Restricted Subsidiary.

“Maturity” means, when used with respect to the Series B notes, the date on which the principal of the Series B notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

“Mortgage Loan” means the revolving real estate acquisition and construction line of credit and related mortgage refinancing facility dated as of December 31, 2002 between the Company and with Toyota Motor Credit Corporation, as may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

“Net Cash Proceeds” means

(a)	with respect to any Asset Sale by any Person, the proceeds from that sale (without duplication in respect of all Asset Sales) in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of

(i)	brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(ii)	provisions for all taxes payable as a result of such Asset Sale,

(iii)	payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

(iv)	amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

(v)	appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the Trustee and

(b)	with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under “—Certain Covenants—Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Pari Passu Indebtedness” means (a) any Indebtedness of the Company that is pari passu in right of payment to the Series B notes (including without limitation, the 11% Notes while outstanding), and (b) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment to such Guarantee (including without limitation, the Guarantee with respect to the 11% Notes while outstanding).

“Permitted Holders” means:

(i)	Mr. O. Bruton Smith or Mr. William S. Egan and their respective guardians, conservators, committees, or attorneys-in-fact;

(ii)	lineal descendants of Mr. Smith or Mr. Egan (in either case, a “Descendant”) and their respective guardians, conservators, committees or attorneys-in-fact; and

(iii)	each “Family Controlled Entity,” as defined herein. The term “Family Controlled Entity” means

(a)	any not-for-profit corporation if at least 80% of its board of directors is composed of Mr. Smith, Mr. Egan and/or Descendants;

(b)	any other corporation if at least 80% of the value of its outstanding equity is owned by a Permitted Holder;

(c)	any partnership if at least 80% of the value of the partnership interests are owned by a Permitted Holder;

(d)	any limited liability or similar company if at least 80% of the value of the company is owned by a Permitted Holder; and

(e)	any trusts created for the benefit of any of the persons listed in clauses (i) or (ii) of this definition.

“Permitted Investment” means:

(i)	Investments in any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(ii)	Indebtedness of the Company or a Restricted Subsidiary described under clauses (vi), (vii) and (viii) of the definition of “Permitted Indebtedness;”

(iii)	Investments in any of the Series A notes or Series B notes;

(iv)	Temporary Cash Investments;

(v)	Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under “—Certain Covenants—Limitation on Sale of Assets” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(vi)	any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company or any Restricted Subsidiary;

(vii)	Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the ordinary course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor or any Restricted Subsidiary;

(viii)	prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $1 million in the aggregate at any one time outstanding;

(ix)	Investments in existence on the Issue Date;

(x)	deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks or with floor plan lenders; endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

(xi)	Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock or Preferred Stock) of the Company or acquired with the Net Cash Proceeds received by the Company after the date of the indenture from the issuance and sale of Capital Stock (other than Redeemable Capital Stock or Preferred Stock); provided that such Net Cash Proceeds are used to make such Investment within 10 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(C) of the first paragraph of the covenant described under the caption “—Certain Covenants—Limitation on Restricted Payments;”

(xii)	Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(xiii)	consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, in the ordinary course of business consistent with past practices; and

(xiv)	in addition to the Investments described in clauses (i) through (xiii) above, Investments in an amount not to exceed $10 million in the aggregate at any one time outstanding.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

“Permitted Junior Payment” means any payment or other distribution to the holders of the Series A notes or Series B notes of securities of the Company or any other entity that are equity securities (other than Preferred Stock or Redeemable Capital Stock) or are subordinated in right of payment to all Senior Indebtedness to substantially the same extent as, or to a greater extent than, the holders of the Indenture Obligations are so subordinated.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased or constructed by the Company at any time after the Issue Date; provided that

(i)	the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,

(ii)	at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and

(iii)	(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price or construction cost to the Company of the assets subject thereto or

(B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired or constructed, any additions and accessions thereto and any proceeds therefrom.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable (at the option of the holders thereof),

(1)	is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Series B notes,

(2)	is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of the assets by the Company in circumstances where the holders of the Series B notes would have similar rights), or

(3)	is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

“Replacement Assets” means properties and assets (other than cash or any Capital Stock or other security) that will be used in a business of the Company or its Restricted Subsidiaries existing on the Issue Date or in a business reasonably related thereto.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the board of directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Unrestricted Subsidiaries.”

“Revolving Facility” means the Second Amended and Restated Credit Agreement dated as of February 5, 2003 between the Company and Ford Motor Credit Company, DaimlerChrysler Services North America LLC, Toyota Motor Credit Corporation, Bank of America, N.A. and the other lenders party thereto, and Ford Motor Credit Company, as agent, as such agreement, in whole or in part, may have been or may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Significant Restricted Subsidiary” means, at any particular time, any Restricted Subsidiary that, together with the Restricted Subsidiaries of such Restricted Subsidiary (i) accounted for more than five percent of the Consolidated revenues of the Company and its Restricted Subsidiaries for their most recently completed fiscal year or (ii) is or are the owner(s) of more than five percent of the Consolidated assets of the Company and its Restricted Subsidiaries as at the end of such fiscal year, all as calculated in accordance with GAAP and as shown on the Consolidated financial statements of the Company and its Restricted Subsidiaries for such fiscal year.

“Smith Subordinated Loan” means the subordinated loan from O. Bruton Smith to the Company in the principal amount of $5.5 million in existence on the Issue Date.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Series B notes or the Guarantee of such Guarantor, as the case may be.

“Subsidiary” of a Person means:

(i)	any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,

(ii)	any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

(iii)	any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

“Temporary Cash Investments” means:

(i)	any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

(ii)	any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or any successor rating agency or “A-1” (or higher) according to S&P or any successor rating agency;

(iii)	commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P; and

(iv)	any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Unrestricted Subsidiaries.”

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

(i)	as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

(ii)	which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the Series B notes.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and shares of Capital Stock of a Restricted Subsidiary which a Manufacturer requires to be held by another Person and which Capital Stock, together with any related contractual arrangements, has no significant economic value with respect to distributions of profits or losses in ordinary circumstances) is owned by the Company or another Wholly Owned Restricted Subsidiary (other than directors’ qualifying shares).

Book-Entry Delivery and Form

The Series B notes will be issued only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. The Series B notes will not be issued in bearer form.

Global Notes

The Series B notes initially will be represented by one or more Series B notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time. Beneficial interests in the Global Notes may not be exchanged for Series B notes in certificated form except in the limited circumstances described below. See “—Exchanges of Book-Entry Notes for Certificated Notes.”

Initially, the Trustee will act as Paying Agent and Registrar. The Series B notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Exchange of Book-Entry Notes for Certificated Notes

A beneficial interest in a Global Note may not be exchanged for a Series B note in certificated form unless:

(i)	DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company thereupon fails to appoint a successor depositary;

(ii)	the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Series B notes in certificated form; or

(iii)	there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Series B notes.

In all cases, certificated Series B notes delivered in exchange for any Global Note or beneficial interests in such Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures. Any certificated Series B note issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global

Note. Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the registrar of the Series B notes to reflect a decrease in the principal amount of the relevant Global Note.

Certain Book-Entry Procedures for Global Notes

The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the DTC settlement system and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1)    upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2)    ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Series B notes registered in their names, will not receive physical delivery of Series B notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Guarantors, the Trustee nor any agent of the Company, the Guarantors or the Trustee has or will have any responsibility or liability for:

(1)    any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)    any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Series B notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, the Company or the Guarantors. None of the Company, the Guarantors nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes; and the Company, the Guarantors and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Company that it will take any action permitted to be taken by a holder of Series B notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Series B notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the Guarantors, the Trustee or any of their respective agents will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same Date Settlement and Payment

The Company will make payments in respect of the Series B notes represented by the Global Notes (including principal, premium, if any and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The Series B notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material United States federal income tax consequences and, in the case of a holder that is a non-U.S. holder (as defined below), the United States federal estate tax consequences, of purchasing, owning and disposing of the notes. This summary applies to you only if you are the initial holder of the notes and you acquire the notes for a price equal to the issue price of the notes. The issue price of the notes is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

This summary deals only with notes held as capital assets (generally, investment property) and does not deal with special tax situations such as:

•	dealers in securities or currencies;

•	traders in securities;

•	United States holders (as defined below) whose functional currency is not the United States dollar;

•	persons holding notes as part of a hedge, straddle, conversion or other integrated transaction;

•	certain United States expatriates;

•	financial institutions;

•	insurance companies;

•	controlled foreign corporations, foreign personal holding companies and passive foreign investment companies and shareholders of such foreign corporations;

•	entities that are tax-exempt for United States federal income tax purposes; and

•	persons that acquire the notes for a price other than their issue price.

This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any United States state or local income or foreign income or other tax consequences. This summary is based on United States federal income and estate tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this offering memorandum. Subsequent developments in United States federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income and estate tax consequences of purchasing, owning and disposing of notes as set forth in this summary. Before you purchase notes, you should consult your own tax advisor regarding the particular United States federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the notes that may be applicable to you.

Exchange Offer

The exchange of Series A notes for Series B notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. Accordingly, you will not recognize taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the Series B notes as you had in the Series A notes immediately before the exchange.

United States Holders

The following summary applies to you only if you are a United States holder (as defined below).

Definition of a United States Holder

A “United States holder” is a beneficial owner of a note or notes who or which is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation or partnership (or other entity classified as a corporation or partnership for these purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States, including any State;

•	an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

•	a trust, if, (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of the Internal Revenue Code) has the authority to control all of the trust’s substantial decisions or, (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership (or other entity classified as a partnership for United States federal income tax purposes) is the beneficial owner of the notes, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding notes or a partner in such a partnership, you should consult your own tax advisor regarding the United States federal income tax consequences of purchasing, owning and disposing of the notes.

Payments of Interest

Interest on your notes will be taxed as ordinary interest income. In addition:

•	if you use the cash method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time you receive the interest; and

•	if you use the accrual method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time the interest accrues.

Sale or Other Disposition of Notes

In the exchange offer contemplated by us (as described in “Exchange Offer”), an exchange of the notes for exchange notes will not be a taxable event for United States federal income tax purposes and a United States holder will have the same tax basis and holding period in the exchange notes as the notes.

Your tax basis in your notes generally will be their cost. You generally will recognize taxable gain or loss when you sell or otherwise dispose of your notes equal to the difference, if any, between:

•	the amount realized on the sale or other disposition (less any amount attributable to accrued interest, which will be taxable in the manner described under “United States Tax Considerations—United States Holders—Payments of Interest”); and

•	your tax basis in the notes.

Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the sale or other disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a maximum tax rate of 15%, which maximum tax rate will increase to 20% for dispositions occurring during taxable years beginning on or after January 1, 2009.

Backup Withholding

In general, “backup withholding” at a rate of 28% (which rate will increase to 31% for taxable years beginning on or after January 1, 2011) may apply:

•	to any payments made to you of principal of and interest on your note, and

•	to payment of the proceeds of a sale or other disposition of your note before maturity,

if you are a non-corporate United States holder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

The backup withholding tax is not an additional tax and may be credited against your United States federal income tax liability, provided that correct information is provided to the Internal Revenue Service.

Non-U.S. Holders

The following summary applies to you if you are a beneficial owner of a note who or which is not a United States holder (as defined above) (a “non-U.S. holder”). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by among other ways being present in the United States:

•	on at least 31 days in the calendar year, and

•	for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year.

Resident aliens are subject to United States federal income tax as if they were United States citizens.

United States Federal Withholding Tax

Under current United States federal income tax laws, and subject to the discussion below, United States federal withholding tax will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your notes under the “portfolio interest” exception of the Internal Revenue Code, provided that in the case of interest:

•	you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;

•	you are not (i) a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code), or (ii) a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

•	such interest is not effectively connected with your conduct of a United States trade or business; and

•	you provide a signed written statement, on an Internal Revenue Service Form W-8BEN (or other applicable form) which can reliably be related to you, certifying under penalties of perjury that you are not a United States person within the meaning of the Internal Revenue Code and providing your name and address to:

(A)	us or our paying agent; or

(B)	a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations:

•	if you are a foreign partnership, the certification requirement will generally apply to partners in you, and you will be required to provide certain information;

•	if you are a foreign trust, the certification requirement will generally be applied to you or your beneficial owners depending on whether you are a “foreign complex trust,” “foreign simple trust,” or “foreign grantor trust” as defined in the Treasury regulations; and

•	look-through rules will apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

If you are a foreign partnership or a foreign trust, you should consult your own tax advisor regarding your status under these Treasury regulations and the certification requirements applicable to you.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest made to you will be subject to 30% United States federal withholding tax unless you provide us or our paying agent with a properly executed (1) Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest paid on your notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, or (2) Internal Revenue Service Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

United States Federal Income Tax

Except for the possible application of United States federal withholding tax (see “United States Federal Tax Considerations—Non-U.S. Holders—United States Federal Withholding Tax” above) and backup withholding tax (see “United States Federal Tax Considerations—Non-U.S. Holders—Backup Withholding and Information Reporting” below), you generally will not have to pay United States federal income tax on payments of principal of and interest on your notes, or on any gain or accrued interest realized from the sale, redemption, retirement at maturity or other disposition of your notes unless:

•	in the case of interest payments or disposition proceeds representing accrued interest, you cannot satisfy the requirements of the “portfolio interest” exception described above;

•	in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes, and specific other conditions are met; or

•	the interest or gain is effectively connected with your conduct of a United States trade or business and, if an income tax treaty applies, is generally attributable to a United States “permanent establishment” maintained by you.

If you are engaged in a trade or business in the United States and interest or gain in respect of your notes is effectively connected with the conduct of your trade or business and, if an income tax treaty applies, you maintain a United States “permanent establishment” to which the interest or gain is generally attributable, you may be subject to United States income tax on a net basis on the interest or gain (although interest is exempt from the withholding tax discussed in the preceding paragraphs provided that you provide a properly executed Internal Revenue Service W-8ECI (or other applicable form) on or before any payment date to claim the exemption).

In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a United States income tax treaty with your country of residence. For this purpose, you must include interest or gain on your notes in the earnings and profits subject to the branch tax if these amounts are effectively connected with the conduct of your United States trade or business.

United States Federal Estate Tax

If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your notes will generally not be subject to the United States federal estate tax, unless, at the time of your death:

•	you directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or

•	your interest on the notes is effectively connected with your conduct of a United States trade or business.

Backup Withholding and Information Reporting

Under current Treasury regulations, backup withholding and information reporting will not apply to payments made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a non-U.S. holder as described in “United States Tax Considerations—Non-U.S. Holders—United States Federal Withholding Tax” above, and provided that neither we nor our paying agent has actual knowledge that you are a United States holder (as described in “United States Tax Considerations—United States Holders” above). We or our paying agent may, however, report payments of interest on the notes.

The gross proceeds from the disposition of your notes may be subject to information reporting and backup withholding tax at a rate of 28% (which rate will increase to 31% for taxable years beginning on or after January 1, 2011). If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non-U.S. office of a broker that:

•	is a United States person (as defined in the Internal Revenue Code);

•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. federal income tax purposes; or

•	is a foreign partnership, if at any time during its tax year:

•	one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

•	the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to you in deciding whether to exchange your Series A notes for Series B notes. You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Series B notes for its own account for Series A notes pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Series B notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B notes received in exchange for Series A notes where the Series A notes we acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales. Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the Series B notes must notify us of this fact by checking the box on the letter of transmittal requesting additional copies of these documents. In addition, we agreed for a period of 180 days from August 12, 2003, the date of the offering memorandum distributed in connection with the sale of the Series A notes, not to directly or indirectly offer, sell, grant any options to purchase or otherwise dispose of any debt securities or any securities convertible or exchangeable into or exercisable for any debt securities other than in connection with this exchange offer, except for borrowings under our existing floor plan facilities, construction/mortgage facility and revolving facility.

We will not receive any proceeds from any sale of Series B notes by broker-dealers. Series B notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through broker or dealers who receive compensation in the form of commissions or concessions from a broker-dealer and/or the purchasers of Series B notes. Any broker-dealer that resells Series B notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of the Series B notes may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and any profit on any such resale of Series B notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and will indemnify holders of the Series B notes, including broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Series B notes being offered hereby will be passed upon for Sonic by Moore & Van Allen PLLC, Charlotte, North Carolina.

EXPERTS

The consolidated financial statements as of December 31, 2001 and 2002 and for each of the three years in the period ended December 31, 2002, incorporated in this prospectus by reference from Sonic Automotive, Inc.’s Current Report on Form 8-K dated October 2, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT SONIC

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). These reports and information relate to our business, financial condition and other matters. You may read and copy these reports, proxy statements and other information at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Commission’s Public Reference Room in Washington, D.C. by calling the Commission at l-800-SEC-0330. Copies may be obtained from the Commission by paying the required fees. The Commission maintains an internet web site that contains reports, proxy and information statements and other information regarding us and other registrants that file electronically with the Commission. The Commission’s web site is http://www.sec.gov. Information that we file with the Commission may also be read and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Our website address is www.sonicautomotive.com. Information on our website is not part of this prospectus.

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring to documents we have previously filed with the Commission. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we decide to terminate this offering earlier.

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 1-13395);

(2)	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 (File No. 1-13395);

(3)	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 (File No. 1-13395);

(4)	our Current Report on Form 8-K filed February 10, 2003 (File No. 1-13395);

(5)	our Current Report on Form 8-K filed April 29, 2003 (File No. 1-13395);*

(6)	both of our Current Reports on Form 8-K filed July 29, 2003 (File Nos. 1-13395);*

(7)	our Current Report on Form 8-K filed July 31, 2003 (File No. 1-13395); *

(8)	our Current Report on Form 8-K filed August 4, 2003 (File No. 1-13395);*

(9)	our Current Report on Form 8-K filed August 4, 2003 (File No. 1-13395);**

(10)	our Current Report on Form 8-K filed October 2, 2003 (File No. 1-13395);*** and

(11)	both our Current Reports on Form 8-K filed October 28, 2003 (File Nos. 1-13395).*

Prior to completion of the offering contemplated hereby, we may furnish information to the Commission under Item 9 or Item 12 of a Current Report on Form 8-K. The information in such a report is not deemed to be “filed” for purposes of the Exchange Act and will not be incorporated into this, or any other, prospectus, registration statement or any of our other filings with the Commission under the Securities Act, or the Exchange Act unless the information is expressly incorporated by reference into this, or any other, prospectus, registration statement or our other filings with the Commission.

The information incorporated by reference is considered to be part of this prospectus and information that we file later with the Commission will automatically update and supersede this information, as applicable. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this prospectus.

*	The information in this Current Report on Form 8-K was furnished to the Commission under Item 9 and/or Item 12 of Form 8-K. The information in this report is not deemed to be “filed” for purposes of the Exchange Act. We are not incorporating this information into this prospectus and will not incorporate it by reference into any prospectus, registration statement or any of our other filings with the Commission under the Securities Act, or the Exchange Act.
**	Although the information in this Current Report was furnished to the Commission under Item 9 and Item 12 of Form 8-K, we are incorporating this entire report by reference into this prospectus. This Current Report on Form 8-K contains a description of our business under the caption “Item 1. Business.”
***	Although the information in this Current Report was furnished to the Commission under Item 9 and Item 12 of Form 8-K, we are incorporating this entire report by reference into this prospectus.

Offer to Exchange

Registered 8 5/8% Senior Subordinated Notes Due 2013, Series B

For All of Our Outstanding

Unregistered 8 5/8% Senior Subordinated Notes Due 2013, Series A

PROSPECTUS

All certificates for Series A notes being tendered, executed Letters of Transmittal and any other required documents should be sent to the Exchange Agent at the address below.

All questions and requests for assistance and requests for additional copies of the prospectus, the Letter of Transmittal and any other required documents should be directed to the Exchange Agent.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

Attention: Specialized Finance

(800) 934-6802 (telephone)

(651) 495-8158 (facsimile)

You should confirm deliveries sent by facsimile.

(Originals of all documents submitted by facsimile should be sent promptly by registered or certified mail, or by hand delivery or overnight courier)

November 4, 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of directors and officers.

The Company’s Bylaws effectively provide that the Company shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 145”), indemnify all persons whom it may indemnify pursuant thereto. In addition, the Company’s Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 102(b)(7)”).

Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) provides that a corporation may eliminate or limit that personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith of which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Company maintains insurance against liabilities under the Securities Act of 1933 for the benefit of its officers and directors.

Section 4(b) of the Registration Rights Agreement (filed as Exhibit 4.5 to this Registration Statement) provides that the holders of the Series A notes covered by this Registration Statement severally and not jointly will indemnify and hold harmless the Company, the Guarantors, and their respective officers, directors, partners, employees, representatives and agents from and against any loss, liability, claim, damage or expense caused by any untrue statement or omission, or alleged untrue statement or omission, in the Registration Statement, in the Prospectus or in any amendment or supplement thereto, in each case to the extent that the statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the holders of the Series A notes covered by this Registration Statement expressly for use therein, provided, however, that no such holder of the Series A notes shall be liable for any claims hereunder in excess of the amount of net proceeds received by such holder of the Series A notes from the sale of Registrable Securities pursuant to such Registration Statement.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibit No.		Description

4.1		Specimen Certificate representing Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Reg. No. 333-33295)).

4.2

Registration Rights Agreement dated as of June 30, 1997 among Sonic, O. Bruton Smith, Bryan Scott Smith, William S. Egan and Sonic Financial Corporation (incorporated by reference to Exhibit 4.2 to the Form S-1).

4.3	*	Form of 8 5/8% Senior Subordinated Note due 2013, Series B.

4.4	*

Indenture dated as of August 12, 2003 among Sonic, as issuer, the subsidiaries of Sonic named therein, as guarantors, and U.S. Bank National Association, as trustee (the “Trustee”), relating to the 8 5/8% Senior Subordinated Notes due 2013.

4.5	*

Registration Rights Agreement dated as of August 12, 2003 among Sonic, the Guarantors named therein and Banc of America Securities LLC, J.P. Morgan Securities, Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.6	*

Purchase Agreement dated as of August 7, 2003 between Sonic Automotive, Inc., the Guarantors named therein and Banc of America Securities LLC, J.P. Morgan Securities, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated.

5.1		Opinion of Moore & Van Allen PLLC regarding the validity of the securities being registered.

12.1	*	Computation of Ratio of Earnings to Fixed Charges.

23.1		Consent of Deloitte & Touche LLP.

23.2		Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).

24.1	*	Power of Attorney (included on signature page).

25.1	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association.

99.1		Form of Letter of Transmittal.

99.2		Form of Notice of Guaranteed Delivery.
*	Previously filed.

Item 22.    Undertakings.

Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC AUTOMOTIVE, INC.

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Senior Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Chairman, Chief Executive Officer and Director (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	Vice Chairman, Chief Strategic Officer and Director	October 31, 2003

* Theodore M. Wright	President and Director	October 31, 2003

Jeffrey C. Rachor	Chief Operating Officer and Director	, 2003

* William R. Brooks	Director	October 31, 2003

* William P. Benton	Director	October 31, 2003

* William I. Belk	Director	October 31, 2003

* H. Robert Heller	Director	October 31, 2003

* Maryann N. Keller	Director	October 31, 2003

Thomas P. Capo	Director	, 2003

Signature	Title	Date

* Robert L. Rewey	Director	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

ARNGAR, INC.

AUTOBAHN, INC.

AVALON FORD, INC.

CAPITOL CHEVROLET AND IMPORTS, INC.

CASA FORD OF HOUSTON, INC.

COBB PONTIAC CADILLAC, INC.

FA SERVICE CORPORATION

FAA AUTO FACTORY, INC.

FAA BEVERLY HILLS, INC.

FAA CAPITOL F, INC.

FAA CAPITOL N, INC.

FAA CONCORD H, INC.

FAA CONCORD N, INC.

FAA CONCORD T, INC.

FAA DUBLIN N, INC.

FAA DUBLIN VWD, INC.

FAA HOLDING CORP.

FAA MARIN D, INC.

FAA MARIN F, INC.

FAA MARIN LR, INC.

FAA MONTEREY F, INC.

FAA POWAY D, INC.

FAA POWAY G, INC.

FAA POWAY H, INC.

FAA POWAY T, INC.

FAA SAN BRUNO, INC.

FAA SANTA MONICA V, INC.

FAA SERRAMONTE H, INC.

FAA SERRAMONTE L, INC.

FAA SERRAMONTE, INC.

FAA STEVENS CREEK, INC.

FAA TORRANCE CPJ, INC.

FORT MILL FORD, INC.

FRANCISCAN MOTORS, INC.

FRONTIER OLDSMOBILE-CADILLAC, INC.

HMC FINANCE ALABAMA, INC.

KRAMER MOTORS INCORPORATED

L DEALERSHIP GROUP, INC.

MARCUS DAVID CORPORATION

RIVERSIDE NISSAN, INC.

ROYAL MOTOR COMPANY, INC.

SANTA CLARA IMPORTED CARS, INC.

SMART NISSAN, INC.

SONIC AUTOMOTIVE – 1400 AUTOMALL DRIVE, COLUMBUS, INC.

SONIC AUTOMOTIVE – 1455 AUTOMALL DRIVE, COLUMBUS, INC.

SONIC AUTOMOTIVE – 1495 AUTOMALL DRIVE, COLUMBUS, INC.

SONIC AUTOMOTIVE – 1500 AUTOMALL DRIVE, COLUMBUS, INC.

SONIC AUTOMOTIVE 2424 LAURENS RD., GREENVILLE, INC.

SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC.

SONIC AUTOMOTIVE – 3700 WEST BROAD STREET, COLUMBUS, INC.

SONIC AUTOMOTIVE – 4000 WEST BROAD STREET, COLUMBUS, INC.

SONIC – BETHANY H, INC.

SONIC – BUENA PARK H, INC.

SONIC – CALABASAS A, INC.

SONIC – CALABASAS V, INC.

SONIC – CAPITAL CHEVROLET, INC.

SONIC – CAPITOL IMPORTS, INC.

SONIC – CARSON F, INC.

SONIC – CARSON LM, INC.

SONIC – CLASSIC DODGE, INC.

SONIC – COAST CADILLAC, INC.

SONIC – DOWNEY CADILLAC, INC.

SONIC – DUBLIN M, INC.

SONIC ESTORE, INC.

SONIC – FORT MILL CHRYSLER JEEP, INC.

SONIC – FORT MILL DODGE, INC.

SONIC – GLOVER, INC.

SONIC – HARBOR CITY H, INC.

SONIC – MANHATTAN FAIRFAX, INC.

SONIC – MANHATTAN WALDORF, INC.

SONIC – MASSEY CHEVROLET, INC.

SONIC – MONTGOMERY FLM, INC.

SONIC – NEWSOME CHEVROLET WORLD, INC.

SONIC – NEWSOME OF FLORENCE, INC.

SONIC – NORTH CHARLESTON, INC.

SONIC – NORTH CHARLESTON DODGE, INC.

SONIC – OKLAHOMA T, INC.

SONIC – RIVERSIDE, INC.

SONIC – RIVERSIDE AUTO FACTORY, INC.

SONIC – ROCKVILLE IMPORTS, INC.

SONIC – ROCKVILLE MOTORS, INC.

SONIC – SERRAMONTE I, INC.

SONIC – STEVENS CREEK B, INC.

SONIC – WEST COVINA T, INC.

SONIC – WEST RENO CHEVROLET, INC.

SONIC – WILLIAMS BUICK, INC.

SONIC – WILLIAMS CADILLAC, INC.

SONIC – WILLIAMS IMPORTS, INC.

SPEEDWAY CHEVROLET, INC.

STEVENS CREEK CADILLAC, INC.

TOWN AND COUNTRY FORD, INCORPORATED

TRANSCAR LEASING, INC.

VILLAGE IMPORTED CARS, INC.

WINDWARD, INC.

WRANGLER INVESTMENTS, INC.

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	President and Director (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	Vice President and Director	October 31, 2003

* Theodore M. Wright	Vice President and Director	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

FIRSTAMERICA AUTOMOTIVE, INC.

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Chairman, Chief Executive Officer and Director (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	President and Director	October 31, 2003

* Theodore M. Wright	Vice President and Director	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

FREEDOM FORD, INC.

MOUNTAIN STATES MOTORS CO., INC.

SONIC AUTOMOTIVE – BONDESEN, INC.

SONIC AUTOMOTIVE – CLEARWATER, INC.

SONIC AUTOMOTIVE COLLISION CENTER OF CLEARWATER, INC.

SONIC AUTOMOTIVE – 1307 N. DIXIE HWY., NSB, INC.

SONIC AUTOMOTIVE – 1720 MASON AVE., DB, INC.

SONIC AUTOMOTIVE – 1919 N. DIXIE HWY., NSB, INC.

SONIC AUTOMOTIVE – 21699 U.S. HWY 19 N., INC.

SONIC AUTOMOTIVE – 241 RIDGEWOOD AVE., HH, INC.

SONIC AUTOMOTIVE – 6008 N. DALE MABRY, FL, INC.

SONIC – DENVER T, INC.

SONIC – DENVER VOLKSWAGEN, INC.

SONIC – ENGLEWOOD M, INC.

SONIC – FM, INC.

SONIC – FM VW, INC.

SONIC – FREELAND, INC.

SONIC – LLOYD NISSAN, INC.

SONIC – LLOYD PONTIAC – CADILLAC, INC.

SONIC – LONE TREE CADILLAC, INC.

SONIC – MASSEY PONTIAC BUICK GMC, INC.

SONIC – NORTH CADILLAC, INC.

SONIC – SANFORD CADILLAC, INC.

SONIC – SHOTTENKIRK, INC.

SONIC – SOUTH CADILLAC, INC.

Z MANAGEMENT, INC.

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Director	October 31, 2003

Signature	Title	Date

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	President and Director (principal executive officer)	October 31, 2003

* Theodore M. Wright	Vice President and Director	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

ANTREV, LLC

SONIC AUTOMOTIVE – 9103 E.

INDEPENDENCE, NC, LLC

SONIC DEVELOPMENT, LLC

SONIC – LAKE NORMAN CHRYSLER JEEP, LLC

SONIC – LAKE NORMAN DODGE, LLC

SONIC – LS, LLC

On behalf of itself and the following entity

as General Partner:

SONIC – LS CHEVROLET, L.P.

SONIC – WILLIAMS MOTORS, LLC

SRE HOLDING, LLC

SRE ALABAMA-2, LLC

SRE ALABAMA-3, LLC

SRE ALABAMA-4, LLC

SRE ALABAMA-5, LLC

SREALESTATE ARIZONA-1, LLC

SREALESTATE ARIZONA-2, LLC

SREALESTATE ARIZONA-3, LLC

SREALESTATE ARIZONA-4, LLC

SREALESTATE ARIZONA-5, LLC

SREALESTATE ARIZONA-6, LLC

SREALESTATE ARIZONA-7, LLC

SRE OKLAHOMA-1, LLC

SRE OKLAHOMA-2, LLC

SRE OKLAHOMA-3, LLC

SRE OKLAHOMA-4, LLC

SRE OKLAHOMA-5, LLC

SRE SOUTH CAROLINA-2, LLC

SRE VIRGINIA-1, LLC

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	President and Manager (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

Signature	Title	Date

* B. Scott Smith	Vice President and Manager	October 31, 2003

* Theodore M. Wright	Vice President and Manager	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SRE CALIFORNIA-1, LLC

SRE CALIFORNIA-2, LLC

SRE CALIFORNIA-3, LLC

SRE CALIFORNIA-4, LLC

SRE CALIFORNIA-5, LLC

SRE CALIFORNIA-6, LLC

SRE MARYLAND-1, LLC

SRE MARYLAND-2, LLC

SRE MICHIGAN-1, LLC

SRE MICHIGAN-2, LLC

SRE MICHIGAN-3, LLC

SRE SOUTH CAROLINA-3, LLC

SRE SOUTH CAROLINA-4, LLC

SRE TENNESSEE-4, LLC

SRE TENNESSEE-5, LLC

SRE TENNESSEE-6, LLC

SRE TENNESSEE-7, LLC

SRE TENNESSEE-8, LLC

SRE TENNESSEE-9, LLC

SRE VIRGINIA-2, LLC

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Chief Executive Officer and Manager (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	President and Manager	October 31, 2003

* Theodore M. Wright	Vice President and Manager	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SRE COLORADO-1, LLC SRE COLORADO-2, LLC SRE COLORADO-3, LLC SRE FLORIDA-1, LLC SRE FLORIDA-2, LLC SRE FLORIDA-3, LLC

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Manager	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	President and Manager (principal executive officer)	October 31, 2003

* Theodore M. Wright	Vice President and Manager	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SRE NEVADA-1, LLC SRE NEVADA-2, LLC SRE NEVADA-3, LLC SRE NEVADA-4, LLC SRE NEVADA-5, LLC

By:	/S/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Manager	October 31, 2003

/S/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	President (principal executive officer)	October 31, 2003

* Theodore M. Wright	Vice President and Manager	October 31, 2003

Jeffrey C. Rachor	Manager	, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SRE NORTH CAROLINA-1, LLC SRE NORTH CAROLINA-2, LLC SRE NORTH CAROLINA-3, LLC

By:	/S/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Chief Executive Officer and Manager (principal executive officer)	October 31, 2003

/S/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* Theodore M. Wright	Vice President and Manager	October 31, 2003

Jeffrey C. Rachor	Manager	, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SRE TENNESSEE-1, LLC SRE TENNESSEE-2, LLC SRE TENNESSEE-3, LLC

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	President and Governor (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	Vice President and Governor	October 31, 2003

* Theodore M. Wright	Vice President and Governor	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

FORT MYERS COLLISION CENTER, LLC SONIC AUTOMOTIVE – 1720 MASON AVE., DB, LLC SONIC – FM AUTOMOTIVE, LLC

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Manager	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	President and Manager (principal executive officer)	October 31, 2003

* Theodore M. Wright	Vice President and Manager	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	President and Governor (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	Vice President and Governor	October 31, 2003

* Theodore M. Wright	Vice President and Governor	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC AUTOMOTIVE OF GEORGIA, INC.

On behalf of itself and the following entities as General Partner:

SONIC – GLOBAL IMPORTS, L.P.

SONIC PEACHTREE INDUSTRIAL
BLVD., L.P.

SONIC – STONE MOUNTAIN

CHEVROLET, L.P.

SRE GEORGIA-1, L.P.

SRE GEORGIA-2, L.P.

SRE GEORGIA-3, L.P.

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	President (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	Vice President and Director	October 31, 2003

* Theodore M. Wright	Vice President and Director	October 31, 2003

* Peggy McFarland	Assistant Secretary and Director	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC OF TEXAS, INC.

On behalf of itself and the following entities as General Partner:

PHILPOTT MOTORS, LTD.

SONIC AUTOMOTIVE OF TEXAS, L.P.

SONIC AUTOMOTIVE – 3401 N. MAIN, TX, L.P.

SONIC AUTOMOTIVE – 4701 I-10 EAST, TX, L.P.

SONIC AUTOMOTIVE – 5221 I-10 EAST, TX, L.P.

SONIC – CADILLAC D, L.P.

SONIC – CAMP FORD, L.P.

SONIC – CARROLLTON V, L.P.

SONIC – CLEAR LAKE VOLKSWAGEN, L.P.

SONIC – FORT WORTH T, L.P.

SONIC – FRANK PARRA AUTOPLEX, L.P.

SONIC – HOUSTON V, L.P.

SONIC – JERSEY VILLAGE VOLKSWAGEN, L.P.

SONIC – LUTE RILEY, L.P.

SONIC – MASSEY CADILLAC, L.P.

SONIC – MESQUITE HYUNDAI, L.P.

SONIC – MOMENTUM VWA, L.P.

SONIC – READING, L.P.

SONIC – RICHARDSON F, L.P.

SONIC – SAM WHITE NISSAN, L.P.

SONIC – SAM WHITE OLDSMOBILE, L.P.

SONIC – UNIVERSITY PARK A, L.P.

SRE TEXAS-1, L.P.

SRE TEXAS-2, L.P.

SRE TEXAS-3, L.P.

SRE TEXAS-4, L.P.

SRE TEXAS-5, L.P.

SRE TEXAS-6, L.P.

SRE TEXAS-7, L.P.

SRE TEXAS-8, L.P.

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr.
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* B. Scott Smith	President and Director (principal executive officer)	October 31, 2003

Signature	Title	Date

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* Theodore M. Wright	Vice President and Director	October 31, 2003

Roger A. Elswick	Director	, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC AUTOMOTIVE SERVICING COMPANY, LLC

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Chairman and Chief Executive Officer (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* Theodore M. Wright	Vice President and Manager	October 31, 2003

* Gail M. Syfert	Assistant Secretary, Assistant Treasurer and Manager	October 31, 2003

* David Plummer	Assistant Secretary, Assistant Treasurer and Manager	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC – VOLVO LV, LLC

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Chief Executive Officer (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	President and Manager	October 31, 2003

* Theodore M. Wright	Vice President and Manager	October 31, 2003

Jeffrey C. Rachor	Manager	, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC – INTEGRITY DODGE LV, LLC SONIC – LAS VEGAS C EAST, LLC SONIC – LAS VEGAS C WEST, LLC

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Chief Executive Officer (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	President and Manager	October 31, 2003

* Theodore M. Wright	Vice President and Manager	October 31, 2003

Jeffrey C. Rachor	Manager	, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC AUTOMOTIVE OF TENNESSEE, INC.

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* B. Scott Smith	President, Chief Executive Officer and Director (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR . E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* Theodore M. Wright	Vice President and Director	October 31, 2003

Jeffrey C. Rachor	Director	, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC AUTOMOTIVE – 3741 S. NOVA RD., PO, INC.

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* B. Scott Smith	President and Director (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* Theodore M. Wright	Vice President and Director	October 31, 2003

Jeffrey C. Rachor	Director	, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

FAA LAS VEGAS H, INC.

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Chairman, Chief Executive Officer and Director (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* Theodore M. Wright	Vice President and Director	October 31, 2003

* David Plummer	Assistant Secretary and Director	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC RESOURCES, INC.

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Chairman and Chief Executive Officer (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	President and Director	October 31, 2003

* Theodore M. Wright	Vice President and Director	October 31, 2003

* David Plummer	Assistant Secretary, Assistant Treasurer and Director	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC AUTOMOTIVE OF CHATTANOOGA, LLC

SONIC AUTOMOTIVE OF NASHVILLE, LLC

SONIC AUTOMOTIVE – 2490 SOUTH

LEE HIGHWAY, LLC

SONIC AUTOMOTIVE – 6025 INTERNATIONAL DRIVE, LLC

SONIC – 2185 CHAPMAN RD.,

CHATTANOOGA, LLC

SONIC – CREST CADILLAC, LLC

SONIC – SUPERIOR OLDSMOBILE, LLC

TOWN AND COUNTRY FORD OF

CLEVELAND, LLC

TOWN AND COUNTRY JAGUAR, LLC

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	President	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	Vice President and Governor	October 31, 2003

* Theodore M. Wright	Vice President and Governor	October 31, 2003

Jeffrey C. Rachor	Chief Manager and Governor (principal executive officer)	, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC AUTOMOTIVE – 5585 PEACHTREE INDUSTRIAL BLVD., LLC

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	President and Chief Manager (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	Vice President and Governor	October 31, 2003

* Theodore M. Wright	Vice President and Governor	October 31, 2003

* Peggy McFarland	Assistant Secretary, Assistant Treasurer and Governor	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC AUTOMOTIVE OF NEVADA, INC.

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Chief Executive Officer and Director (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* Theodore M. Wright	Vice President and Director	October 31, 2003

* David Plummer	Vice President, Assistant Secretary, Assistant Treasurer and Director	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

ADI OF THE SOUTHEAST LLC

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Chief Executive Officer and Manager (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	President and Manager	October 31, 2003

* Theodore M. Wright	Vice President and Manager	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

FRANK PARRA AUTOPLEX, INC. MASSEY CADILLAC, INC.

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* B. Scott Smith	President and Director (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* Theodore M. Wright	Vice President and Director	October 31, 2003

Roger A. Elswick	Director	, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

MASSEY CADILLAC, INC. SONIC AGENCY, INC. SONIC – ANN ARBOR IMPORTS, INC. SONIC – CAPITOL CADILLAC, INC. SONIC – PLYMOUTH CADILLAC, INC.

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* B. Scott Smith	President and Director (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* Theodore M. Wright	Vice President and Director	October 31, 2003

* David Plummer	Assistant Secretary and Director	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC – CREST H, LLC

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	President	October 31, 2003

/s/ E. LEE WYATT, JR. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	Vice President and Governor	October 31, 2003

* Theodore M. Wright	Vice President and Governor	October 31, 2003

Jeffrey C. Rachor	Chief Manager and Governor (principal executive officer)	, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC – CHATTANOOGA D EAST, LLC

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	President (principal executive officer)	October 31, 2003

/s/ E. Lee Wyatt, Jr. E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* B. Scott Smith	Vice President and Manager	October 31, 2003

* Theodore M. Wright	Vice President and Manager	October 31, 2003

Jeffrey C. Rachor	Manager	, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2003.

SONIC AUTOMOTIVE F&I, LLC SONIC AUTOMOTIVE WEST, LLC

By:	/s/ E. LEE WYATT, JR.
E. Lee Wyatt, Jr. Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* O. Bruton Smith	Chairman and Chief Executive Officer (principal executive officer)	October 31, 2003

/s/ E. LEE WYATT, JR . E. Lee Wyatt, Jr.	Vice President and Treasurer (principal financial and accounting officer)	October 31, 2003

* Theodore M. Wright	Vice President and Manager	October 31, 2003

* David Plummer	Assistant Secretary, Assistant Treasurer and Manager	October 31, 2003

* Gail M. Syfert	Assistant Secretary, Assistant Treasurer and Manager	October 31, 2003

E. Lee Wyatt, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-4 on October 2, 2003.

/s/ E. LEE WYATT, JR.
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.		Description

4.1		Specimen Certificate representing Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Reg. No. 333-33295)).

4.2

Registration Rights Agreement dated as of June 30, 1997 among Sonic, O. Bruton Smith, Bryan Scott Smith, William S. Egan and Sonic Financial Corporation (incorporated by reference to Exhibit 4.2 to the Form S-1).

4.3	*	Form of 8 5/8% Senior Subordinated Note due 2013, Series B.

4.4	*

Indenture dated as of August 12, 2003 among Sonic, as issuer, the subsidiaries of Sonic named therein, as guarantors, and U.S. Bank National Association, as trustee (the “Trustee”), relating to the 8 5/8% Senior Subordinated Notes due 2013.

4.5	*

Registration Rights Agreement dated as of August 12, 2003 among Sonic, the Guarantors named therein and Banc of America Securities LLC, J.P. Morgan Securities, Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner and Smith Incorporated.

4.6	*

Purchase Agreement dated as of August 7, 2003 between Sonic Automotive, Inc., the Guarantors named therein and Banc of America Securities LLC, J.P. Morgan Securities, Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated.

5.1		Opinion of Moore & Van Allen PLLC regarding the validity of the securities being registered.

12.1	*	Computation of Ratio of Earnings to Fixed Charges.

23.1		Consent of Deloitte & Touche LLP.

23.2		Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).

24.1	*	Power of Attorney (included on signature page).

25.1	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association.

99.1		Form of Letter of Transmittal.

99.2		Form of Notice of Guaranteed Delivery.
*	Previously filed.